As filed with the Securities and Exchange Commission on February 13 , 2006


                           REGISTRATION NO. 333-119959

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 3 TO FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         ROYAL CAPITAL MANAGEMENT, INC.
                 (Name of Small Business Issuer in its Charter)

           New Jersey                       3272                  22-3276909
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S.Employer
incorporation or organization)   Classification Code Number) Identification No.)

                                 325 Flower Lane
                          Morganville, New Jersey 07751
                                 (908) 770-7369
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                YEVSEY D. ZILMAN
                    PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER
                         ROYAL CAPITAL MANAGEMENT, INC.
                                 325 FLOWER LANE
                          MORGANVILLE, NEW JERSEY 07751
                                 (908) 770-7369
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                             RICHARD I. ANSLOW, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                           MANALAPAN, NEW JERSEY 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

--------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF               AMOUNT TO       PROPOSED       PROPOSED         AMOUNT OF
SECURITIES                              BE           MAXIMUM        MAXIMUM        REGISTRATION FEE
TO BE REGISTERED                     REGISTERED   OFFERING PRICE    AGGREGATE
                                                     PER SHARE   OFFERING PRICE
Common Stock of par value,            2,331,410        $.25          $  582,853         $ 73.85
$.0001 per share(1)

Common Stock, par value              16,000,000        $.25          $4,000,000         $506.80
$.0001 per share (2)


Total                                18,331,410                      $4,582,853         $580.65

(1) Represents Selling Security Holders shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

(2) Represents shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED            , 2006

                         ROYAL CAPITAL MANAGEMENT, INC.

                        16,000,000 SHARES OF COMMON STOCK
            2,331,410 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 16,000,000 shares of our common stock at $0.25 per share on a self- underwritten, no minimum basis. There is no minimum purchase requirement. The offering will be undertaken for a twelve (12) month period from commencement. In addition, our selling security holders are offering to sell 2,331,410 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board (or any other recognized exchange). Based on this, the purchasers in this offering may be receiving an illiquid security. There is currently no market for our shares of common stock.


              The date of this prospectus is ________________, 2006


             Price to public    Underwriting Commissions    Proceeds to Company

Per Share    $     0.25                 -0-                     $     0.25

Total        $4,000,000                 -0-                     $4,000,000

This prospectus also relates to the resale by the selling stockholders of up to 2,331,410 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 16,000,000 shares.

                                TABLE OF CONTENTS


ABOUT US                                                                       4

RISK FACTORS                                                                   6

USE OF PROCEEDS.                                                              11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      13

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.                    15

BUSINESS                                                                      24

LEGAL PROCEEDINGS.                                                            36

MANAGEMENT                                                                    37

PRINCIPAL STOCKHOLDERS                                                        41

DILUTION                                                                      42

SELLING STOCKHOLDERS                                                          43

PLAN OF DISTRIBUTION                                                          44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                46

DESCRIPTION OF SECURITIES.                                                    48

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON                              48
ACCOUNTING AND FINANCIAL DISCLOSURE.

TRANSFER AGENT                                                                49

EXPERTS.                                                                      49

LEGAL MATTERS.                                                                49

FINANCIALS                                                                   F-1

RECENT SALES OF UNREGISTERED SECURITIES.                                    II-2

                                    ABOUT US

                     HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of New Jersey on January 11, 1994. We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own 49% and have full and exclusive rights to exercise 100% beneficial ownership of and to operate, manage and control a ready-mix concrete plant, representing a technology and equipment to produce ready-to-use fresh concrete containing a few ingredients (sand, pebble, cement, water) mixed to customer specifications; (2) we develop a program for teaching American English as a second language with the aid of a personal computer and plan to market and distribute it in the countries where we are able to attract local partners granting them licenses and exclusive marketing rights.

We have had losses in each fiscal year (we had a net profit in one interim period) since inception including our most recent interim period ending September 30, 2005 (which financial statements are included in this filing) and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations.


                              WHERE YOU CAN FIND US

We are located at 325 Flower Lane, Morganville, New Jersey 07751. Our telephone number is (908) 770-7369 and our facsimile number is (732) 617-8658.

                            SECURITIES OFFERED BY US

We are offering a maximum amount of 16,000,000 shares of common stock, $.0001 par value, at $0.25 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. In addition, our selling security holders are offering to sell up to 2,331,410 shares of our common stock. We will not receive any proceeds from the sale of any common shares by our selling security holders.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

                                                                Year Ended on                   Nine Months Ended ,
                                                                 December 31,                       September 30
                                                          2004                2003             2005             2004
                                                                            Restated
                                                                            --------
Statement of Operations Data

Revenue                                              $   447,837          $   455,925     $   281,547       $   335,878
                                                                                             --------          --------
Costs and general and administrative expenses            449,502              432,250         367,349           298,695
                                                                              -------         -------           -------

Operating Income (Loss)                                   (1,665)              23,675         (85,802)           37,183
                                                                               ------        --------            ------
Other income (expense)                                  (292,245)             (52,854)        (31,560)          (23,576)
                                                                                             --------          --------
Net Income (Loss)                                       (293,910)             (29,179)       (117,362)           13,606
                                                                             --------       ---------            ------

Net Loss per Common Share                                  (0.01)               (0.00)          (0.00)             0.00
                                                                               ------                              ----

Weighted Average Common share Outstanding             42,600,000           42,600,000      42,625,000        42,600,000

                                                                                          As of
                                                                                      September 30,
                                                   Dec. 31, 2004        Dec. 31, 2003     2005
Balance Sheet Data                                                           Restated

Current Assets                                           173,904              183,871          84,497
                                                                                               ------
Current Liabilities                                      152,643              162,923         133,871
                                                                                              -------
Total Assets                                           3,499,905            3,878,622       3,339,278
                                                                            ---------       ---------

Shareholders' Equity                                   2,833,503            3,095,433       2,728,641
                                                                            ---------       ---------

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to Royal Capital Management, Inc. and not to the selling shareholders.

We discuss all of our material risks in this section.

WE LACK AN OPERATING HISTORY AND OUR SURVIVAL AND THE SUCCESS OF OUR TWO DIVERSE OPERATIONS IS DEPENDENT ON OUR ABILITY TO RECEIVE AND MAINTAIN NEW BUYERS AND ORDERS FOR OUR CONCRETE PLANT AND THE DEVELOPMENT OF OUR SOFTWARE FOR THE AMERCIAN ENGLISH TEACHING PROGRAM

Although we were incorporated in 1994, we lack an operating history. Our future success of our two diverse operations can not be determined. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

- our ability to receive and maintain new buyers and orders for our concrete produced in Abu Dhabi, United Arab Emirates.

- our ability to develop software for teaching American English as a second language and receiving buy orders for this software.


If we can not achieve either of these goals, our success and future operations are in doubt.

WE WILL BE REQUIRED TO RAISE CAPITAL TO PAY FOR CERTAIN EXPENSES OR WE WILL NOT GROW OR SURVIVE

Our ability to raise the capital necessary to meet the costs of salary, production, and marketing required and anticipated for the two (concrete plant and software for teaching American English) projects is required. If we fail to raise capital in this offering or through other sources of financing, our continued growth and survival is in jeopardy.

OUR ASSETS ON OUR BALANCE SHEET MAY BE DECREASED IF WE DO NOT RECEIVE ANY FUNDS FROM A CLAIM IN A FROZEN OFF SHORE BANK ACCOUNT WHICH MAY RESULT IN THE LOSS OF $551,848 AND THE WRITE OFF OF AN ACCOUNT RECEIVABLE OF $275,294

We have a claim from an off shore bank in Grenada in the amount $551,848. All off shore banks in that country have come under government supervision and our account has been frozen. Because of the time lapse since the account was originally frozen in 2002, we have taken an allowance against this amount of $275,924 and are carrying a receivable due from the bank in the amount of $275,924 as of December 31, 2004 and June 30, 2005. We are uncertain of the amount that will ultimately be realized. If the account receivable is written off, our assets on our balance sheet will be reduced.

EVEN THOUGH OUR OWNERSHIP IN CITY MIX L.L.C., OUR SUBSIDIARY IN ABU DHABI, UNITED ARAB EMIRATES PROVIDES US WITH 100% BENEFICIAL OWNERSHIP TO OPERATE, MANAGE AND CONTROL THE BUSINESS OF CITY MIX, LLC, WE DO NOT HAVE 100% LEGAL OWNERSHIP IF THE BUSINESS IS SOLD

We acquired City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC we own 49%, which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws. The remaining 51% is owned by a U.A.E. national, Mubarak S. Jaber Al Ahbabi, who has effectively given away all his controlling rights to us in consideration for annual sponsorship fees of about $55,000 and a 2% share in gross revenues by virtue of an agreement and power of attorney, whereby Mr. Mubarak authorized us to act on his behalf in connection with his 51% shareholdings in City Mix LLC, represented by 51 shares, and to vote in any manner we deem appropriate for and on his behalf at all meetings of the General Assembly of City Mix LLC. Even though pursuant to the United Arab Emirates laws, we have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC, there is an element of risk involved with reference to a 51% ownership in our subsidiary since we are not granted 100% legal ownership in City Mix LLC.

OUR AGREEMENT WITH MR. MUBARAK, THE 51% OWNER OF CITY MIX, L.L.C. OBLIGATES US TO MAKE ANNUAL LEASE PAYMENTS WHICH DEFAULT ON SUCH PAYMENTS CAN TERMINATE OUR AGREEMENT WITH MR. MUBARAK RESULTING IN THE LOSS OF OUR INTEREST IN CITY MIX, L.L.C.

Our agreement with Mr. Mubarak providing for the 49% ownership interest in City Mix, L.L.C., requires us to make annual lease payments. These payments are considered to be a normal business expense and we do not intend to allow such payments to be in default as they are a top priority because of their importance for the company, however if we default on such annual lease payments, this could result in our loss of City Mix, LLC, our main business operation.


SINCE WE HAVE TWO DEVELOPING PROJECTS AND INSUFFICENT CAPITAL, WE MAY GIVE PREFERENCE TO THE READY-MIX CONCRETE PLANT PROJECT BEFORE THE AMERICAN ENGLISH TEACHING PROGRAM PROJECT AND AS A RESULT THE LATTER PROJECT MAY NOT GROW OR DEVELOP

Our two ventures are new and thus we do not have significant capital for these projects. In addition, since this offering is a "best efforts" offering, we may decide to use the funds received to aid the ready-mix concrete plant project over the American English teaching program project, and thus negatively impact the growth of the latter project.


SINCE WE LEASE THE LAND WHERE OUR CITY MIX OPERATION IS LOCATED FROM THE UAE GOVERNMENT, ANY TERMINATION OF SUCH LEASE WILL RESULT IN THE CESSATION OF OUR CITY MIX OPERATIONS

The land where we operate our City Mix operations is owned and leased from the

UAE government. Although the UAE is a country with a stable developing economy and the policy of such government is to avoid any damages to businesses, there is still a risk that the City Mix lease for such property can be terminated, spec ifically, if we do not make all lease payments when due. This would cause our City Mix operations in the UAE to cease operations. Notwithstanding this, the land lease payment is only $2,600 a year and it is incomparable with the value of the City Mix LLC assets. In addition, the UAE government can only terminate the lease for matters of national importance or security only, in which case the UAE government will provide businesses with compensation reducing any possible damages.

SINCE OUR CITY MIX, LLC SUBSIDIARY IS PRESENTLY LOCATED IN THE UNITED ARAB EMIRATES AND SUBJECT TO THE RULES AND REGULATIONS OF THE UNITED ARAB EMIRATES, YOU MAY NOT BE FAMILIAR WITH SUCH RULES AND REGULATIONS AND MAY NOT HAVE THE CAPABILITY TO MAKE AN INFORMED DECISION FOR YOUR INVESTMENT

Our subsidiary, City Mix, LLC's (our concrete plant) business operations are based in the United Arab Emirates. The City Mix LLC products and services are subject to the rules and regulations of the United Arab Emirates. If you are a United States investor, you may not be knowledgeable of the rules and regulations in the United Arab Emirates. This may lead to your inability to make an informed decision about an investment in us.

OUR BUSINESS OPERATIONS ARE TRANSACTED IN THE CURRENCY OF THE UNITED ARAB EMIRATES AND SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS WHICH CAN DECREASE THE VALUE OF OUR ASSETS

Our operating subsidiary, City Mix, LLC has operations based in the United Arab Emirates. Although the financial information in this document is presented in United States dollars, our subsidiary, City Mix, LLC transacts its business in the currency of the United Arab Emirates. Any negative price fluctuations in such currency to the United States dollar will have the effect of decreasing the value of our assets and, in turn, decreasing the value of your investment.

SINCE THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING, WE MAY RECEIVE ONLY PARTIAL PROCEEDS FROM THIS OFFERING, WHICH WILL NOT ALLOW US TO ATTAIN OUR INTENDED USE OF PROCEEDS AND CAUSE AN INVESTOR TO POSSIBLY LOSE SOME OR ALL OF HIS INVESTMENT

There is no minimum purchase requirement in this offering. Therefore, we may only receive a partial amount of the intended offering. If we do not receive the full amount of proceeds from this offering, we may not be able to attain our intended use of proceeds, specifically, monies needed for commissioning and start up of the Ready-mix plant in Abu Dhabi and product development and marketing of the English Software Teaching Program. In addition, we may not even be able to pay the costs of this registration statement. This would affect our ability to grow our business. Any investor may lose some or all of his or her investment in the event that insufficient funds are raised and we are unable to grow our business.

WE ARE ONE OF THE READY-MIX CONCRETE PRODUCERS AMONGST MANY IN ABU DHABI AND WE MAY LOSE BUSINESS TO OUR COMPETITORS, HAVE LOWER REVENUES, GROSS MARGINS AND OPERATING INCOME

There are a number of producers of ready-mix concrete presently in Au Dhabi. In the future, it is possible that their quality and production might improve and be superior to ours. Their improvements may cause us to lose our future client base and also reduce our ability to get new clients. We continue to experience intense competition across all markets for our products and services. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenues, gross margins and operating income.

CERTAIN STATES MAY NOT ALLOW SALES OF OUR COMMON SHARES PURCHASED IN THIS OFFERING OR RESALES BY OUR SELLING SHAREHOLDERS AND SUCH SHAREHOLDERS MAY BE REQUIRED TO HOLD THEIR COMMON SHARES INDEFINITELY

The selling shareholders shares registered in this offering and the common shares purchased in this offering are intended to be qualified or exempt for sale only in a limited number of states. Such shareholders may move to jurisdictions in which the common shares are not qualified or exempt. No assurances can be given that we will be able to effect any required qualification or that any exemption will be available permitting such shareholder to sell his common shares, and, as a result, such common shares may be required to be held indefinitely.

SALES BY SELLING SECURITY HOLDERS BELOW THE $.25 OFFERING PRICE MAY CAUSE OUR STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, it may be difficult to sell all of the shares to investors. As a result, our planned operations may suffer from inadequate working capital.


ALTHOUGH THERE IS PRESENTLY NO MARKET FOR OUR SHARES OF COMMON STOCK, THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

There has been no trading market for the shares of our common stock and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus since we presently do not have a market for our securities. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

We are registering 18,331,410 shares for sale in this offering. Since we have 100,000,000 shares authorized with 41,350,000 shares that have not been issued; and 40,318,590 shares issued and outstanding but not registered, sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 16,000,000 shares of our common stock at a price of $0.25 per share are estimated to be $4,000,000, assuming all of the shares offered by us in this offering are sold. The proceeds, if any, may be significantly less than $4,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering. We expect to use the net proceeds from this offering for the purposes described in the table below. Any gross proceeds will be used first to pay the offering expenses of $102,500.00. Any gross proceeds after the offering expenses will be used as listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

Gross Proceeds                                                    $ 4,000,000
Offering Expenses                                                   $ 102,500

USE OF PROCEEDS

Description                                                                   Amount of Proceeds Received
------------                                                                 -----------------------------
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
                                                        5%             15%             25%            50%          75%      100%
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Commissioning  and start-up of the  ready-mix
concrete plant
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Stage 1
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
1. Purchase of one/two concrete pumps          $                                                    350,000       700,000    700,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
2. Purchase of raw materials                   $                        67,000         110,000      405,000       470,000    470,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
3. Payment of outstanding bank loan (*)        $                        90,000          90,000       90,000        90,000     90,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
4. General and administrative expenses,        $                        85.000          94,500      190,000       200,000    200,000
including employment of plant personnel
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
5. Computer control systems                    $       38.500           44,500          44,500       89,000        89,000     89,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
6. Testing and commissioning                   $                        50,000          50,000       70,000        70,000     70,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
7. Connection of permanent water and           $       58,000           58,000          58,000       58,000        58,000     58,000
electricity                                                      $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
8. Aggregate silos modification                $                        48,000          48,000       48,000        48,000     48,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
9. Purchase of pick-up vehicles                $                        15,000          15,000       30,000        30,000     30,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
10. Workshop equipment, tools, furniture       $                        25,000          25,000       30,000        30,000     30,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
11. Telephones, network, miscellaneous         $                        15,000          15,000       15,000        15,000     15,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Sub-Total                                      $       96,500          497,500         550,000    1,375,000     1,800,000  1,800,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Stage 2
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
1. Purchase of four/seven transit mixers       $                                                                  320,000    560,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
2. Purchase of one truck-mounted concrete      $                                                                             350,000
pump
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
3. Purchase of raw materials                   $                                                                   50,000    150,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
4. General and administrative expenses,        $                                                                   75,000    110,000
including employment of plant personnel                          $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
5. Purchase of pick-up vehicles                $                                                                   30,000     30,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Sub-Total                                      $                                                                  475,000  1,200,000
                                                                 $
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Total for Stage 1 and Stage 2                  $       97,500          497,500        550,000     1,375,000     2,275,000  3,000,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Program for  teaching  American  English as a
second language
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
1. Product development                         $                                        80,000       80,000        80,000     80,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
2. Legal support                               $                                        70,000       70,000        70,000     70,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Total                                          $                                       150,000      150,000       150,000    150,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
General Corporate Purposes
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Office rent                                    $                                        60,000       60,000        60,000    120,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Marketing                                      $                                        37,500       75,000        90,000    150,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Sales                                          $                                         6,000       50,000        60,000    100,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Development                                    $                                        30,000       60,000        70,000    120,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
New computer equipment                         $                                         7,500       14,500        22,000     30,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Miscellaneous                                  $                                         1,500        3,000         5,500      7,500
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Total                                          $                                       142,500      262,500       307,500    527,500
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Salaries
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Y. Zilman                                      $                                        25,000       50,000        75,000    100,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Y. Ginzburg                                    $                                        15,000       30,000        45,000     60,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
E. Klebanov                                    $                                         7,500       15,000        22,500     30,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
O. Safonova                                    $                                         7,500       15,000        22,500     30,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Total                                          $                                        55,000      110,000       165,000    220,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Gross Proceeds                                 $      200,000          600,000       1,000,000    2,000,000     3,000,000  4,000,000
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Less Offering Expenses                         $      102,500          102,500         102,500      102,500       102,500    102,500
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------
Net Proceeds                                   $       97,500          497,500         897,500    1,897,500     2,897,500  3,897,500
---------------------------------------------- ---- ------------ ---------------- --------------- ------------ ------------ --------

(*) Payment of outstanding bank loan represents a provision for payment of the balance of City Mix, LLC's loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before City Mix LLC was put up for sale through a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date. As of July 1, 2003 the interest rate on the loan was renegotiated with and accepted by the bank from 10.5% to 5% and at present, City Mix, LLC, is paying $6,803 per month including approximately $6,000 of principal and $803 of interest. The outstanding balance of the loan as at December 31, 2005 was

$112,236. In the event that the outstanding balance of the loan has been paid off by the time the proceeds are received, the allocated amounts as stated will be used for the purchase of raw materials in order to increase production from the plant.

(**) If and when necessary, we may decide to use the amounts currently allocated for the development of the program for teaching American English as a second language to aid the ready-mix concrete plant project at any stage and at any level of proceeds received from this offering.

In the event that less than 25% of the proceeds are raised, we will be using any funds received to test, commission and prepare our ready-mix concrete plant in Abu Dhabi for operation until we receive an aggregate investment of $550,000 (which includes all of the activities from Stage 1 with the amounts allocated as stated above) to start pilot and small-size contract production from the plant and are then able to proceed with further expenses as above. If we are unable to accumulate enough funds to commission the plant and start production, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers.

                         DETERMINATION OF OFFERING PRICE

The initial public offering price of $0.25 per share for the offering of 16,000,000 shares has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any recognized securities exchange. Thus there is no available public trading market to sell our shares. Upon this registration statement being declared effective, we intend to have a registered broker-dealer file a Form 211 with the NASD for the purpose of obtaining a quote on the OTC Bulletin Board. As of January 31, 2006, based on our records, we had 57 shareholders holding 42,665,000 shares of our common stock.

As of January 31, 2006, we did not have any outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register 2,331,410 shares of our common stock held by selling security holders. In addition, we are offering a maximum of 16,000,000 shares of our common stock at $0.25 per share.

As of January 31, 2006, 42,600,000 shares are eligible for sale in accordance with Rule 144 of the Securities Act of 1933, of which 14,592,590 are owned by our officers and directors.

                      EQUITY COMPENSATION PLAN INFORMATION


The following table sets forth certain information as of January 31, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:


                             (a)                     (b)                      (c)

                      -----------------       -----------------        -----------------

                      Number of securities to Weighted-average      Number of securities
                      be issued upon exercise exercise price of     remaining available for
                      of outstanding options, outstanding options,  future issuance under equity
                      warrants and rights     warrants and rights   compensation plans
                                                                    (excluding securities
                                                                    reflected in column (a))



Equity compensation             None

plans approved by

security holders




Equity compensation             None

plans not approved

by security holders



 Total                          None

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

-    Receive the purchaser's written consent to the transaction; and

-    Provide certain written disclosures to the purchaser .

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.



                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations


The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our audited financial statements for the year ended December 31, 2004 and their notes appearing elsewhere in this prospectus. Our results for the nine months ended September 30, 2005 are not necessarily indicative of our results for the 2005 fiscal year. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward - looking statements.

Overview

We were incorporated under the laws of the State of New Jersey on January 11, 1994 as an international trade consulting firm and were rendering business consulting services until July 2002, when we commenced our activities in developing computer software products designed for teaching foreign languages, based on the technology for improved perception and memorization of information using electronic visual devices, such as a personal computer, which we acquired by virtue of a license agreement with YZ Business Consulting. During the time period between 1994 and 2002, we provided consulting services to Mr. Zilman who was working on the "English as a second language program." As a result of our joint work, we decided to concentrate on this program in our future activity ceasing other consulting activities. As a further development of our joint efforts, on July 26, 2002, we entered into a license agreement with YZ Business Consulting. As a consideration for the license agreement, the following individuals were issued shares of our common stock: Yuli Ginzburg - 2,429,000; Yevsey Zilman - 1,493,790; Olga Safonova - 1,400,000; Eugene Gurevitch - 1,686,530; Vera Shatokhina - 609,270; Teresa Bergstrom - 220,000; Sonia Bromberg
- 500,000; Nikita Sukhin - 20,000; Margarita Ginzburg - 10,000 and Anna Kanevsky
- 20,000. Upon the issuance of these shares, this group obtained control of the company.


In December 2003, as a result of the purchase of assets of City Mix Management, Inc., we acquired 49% of City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting mainly of City Mix, LLC) as of September 30, 2005 were $3,339,278.

The above rights in City Mix LLC were acquired based on the following shareholding and other legal documents (attached hereto):


o Share Transfer and Amendment to the Memorandum of Associations, signed with Mubarak Al Ahbabi, holder of 51% of City Mix LLC, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC with all powers to exclusively operate and manage the business of City Mix LLC;
o Power of Attorney from Mubarak Al Ahbabi, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and
o Agreement dated November 26, 2000 signed with Mubarak Al Ahbabi confirming the above and setting obligations and relationships of the parties in City Mix LLC.

All the above documents are governed by the appropriate laws of the UAE and are fully enforceable as any other transactions and/or agreements concluded in the UAE and registered with the appropriate authorities.

In the years to follow, we are planning to develop our activities in two major business segments:

(1) commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates;
(2) development, marketing and distribution of a program for teaching American English as a second language with the aid of a personal computer. 14

(1.) Commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

We are planning to develop this project through our subsidiary City Mix LLC. The United Arab Emirates and the Emirate of Abu Dhabi, in particular, have attracted multi-billion dollar investments, including foreign capital investments, for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. In the next few years, Abu Dhabi expects local and foreign investments to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy', Issue 381, March 2004). All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used, construction material.

Our ready-mix concrete plant comprising two batching plants is a technology manufactured and acquired by us in 1999, and a set of machineries designed to produce fresh concrete of any type to local and international quality standards by controlling all technological processes in strict accordance with the required mix design.. The plant has not yet been used to mix concrete. As of today, the project is in its final stage. Specifically, all civil construction works have been completed and all the machineries have been erected. Once the necessary funds are provided, the machineries will be tested and commissioned and the plant will be ready for production in approximately 3 months thereafter. We will need approximately $300,000 to test and commission the plant and to prepare it for operation. The said $300,000 will be used to purchase and install new computer control systems, connect permanent water, electricity and telephone lines, procure necessary workshop tools, make necessary testing and adjustment of all the machineries, including replacement of any faulty spare parts, purchase small quantities of raw materials for trial operation, and to employ primary personnel.. After the plant is prepared for operation we will need further approximately $140,000 primarily to purchase more raw materials and employ additional personnel in order to start-up pilot and small-size contract production. At the initial stage, we intend to lease truck mounted concrete pumps. The mobile pumps are not part of the plant machinery. At later stages, if our financial situation will allow, we will purchase our own truck-mounted concrete pumps in accordance with the Use of Proceeds plan.

Our management is responsible for the overall executive management and control of the project. In Abu Dhabi, the day-to-day management of the operations will be carried out by City Mix LLC. The project will be realized in two stages. Stage 1 is commissioning and operation of the first batching plant; and Stage 2 is commissioning and operation of the second batching plant. On the whole, we are planning to spend $3,000,000 to finance the two stages of the project including the consecutive start-up of the two batching units of the plant, purchase of raw materials, employment of production and administrative personnel, acquisition of additional technological and transportation equipment, and gradual increase of the plant's production to its optimal capacity. At the first stage of the project we will need approximately $440,000 to start-up pilot and small-size contract production utilizing only one batching unit of the two.

(2.) Development, marketing and distribution of a program for teaching American English as a second language with the aid of a personal computer.

With this project, we are planning to develop our activities internationally within the educational sector. Our purpose is to establish long-term commercial presence in this international market and to develop a number of educational projects and activities.

At the moment we are making use of our 16 concrete mixer trucks by renting them out to RMC Supermix LLC, a local concrete producer, to provide cash in order to finance our day-to-day expenses, including costs required to proceed with the English language program project. The trucks are rented subject to Rental Agreement dated 6/26/05 (the "Rental Agreement"), which carries the following main terms and conditions.

o Subject of Rental Agreement. RMC Supermix LLC ("RMC") rents 16 mixer trucks from City Mix LLC ("City Mix") pursuant to the terms and conditions of the Rental Agreement.
o Terms of Payment. RMC pays to City Mix an aggregate rental of approximately $26,000 per month for all 16 mixer trucks for the current month by 90 days postdated checks on the first current month.
o Major Obligations. City Mix maintains valid truck insurance and registration, and RMC supplies drivers and technical personnel to service and operate the trucks at no cost to City Mix except for any major malfunction due to the manufacturer's default, in which case City Mix is to cover the expenses of such malfunctions.
o Duration and Termination. The Rental Agreement is for 12 months and is automatically renewable. Either party can terminate the Rental Agreement prior to expiration by a one-month notice to the other party, in which case RMC must deliver the trucks to the City Mix's plant site on the expiration of the termination period.

The fact that we are renting all mixer trucks to a single party represents a dependence on one major customer, however in the event of termination of the Rental Agreement to whatever reason, there is a provision for a one-month termination notice, and it will be sufficient for us to enter into similar agreements with another customer. The Rental Agreement also provides for the return of the trucks on a one-month notice basis at any time we deem necessary, and therefore all the trucks will be available for the company before the production from the City Mix's plant commences.

We will start with developing, marketing and distribution of a computer software product designed for teaching foreign languages, based on the technology, which we acquired in 2002 under a contract with YZ Business Consulting, a company owned by our officer and director, Yevsey Zilman. The principal terms and conditions of the contract amended on August 8, 2005 are as follows.


o Subject of the Agreement. YZ Business Consulting ("YZ") provides us with the technical know-how and the intellectual property designed to develop educational aids in form of a software program on CD's used to study foreign languages with the help of using electronic visual devices, such as a personal computer ("the Technology"), and we develop, produce and market product(s) based on the Technology, provide legal protection for the Technology and pay royalties to YZ.

o Obligations. YZ grants to us an exclusive proprietary right to the Educational Aids in form of a software program used to teach foreign languages developed on the basis of the Technology, as well as an exclusive right to develop, improve, upgrade and sell the Educational Aids. We also have a non-exclusive right to carry out activities in order to utilize the Educational Aids for the benefit of both Parties, e.g. establishing any educational systems, opening any teaching centers, schools, training courses, individual classes and the like. YZ provides technical support, supervision, and professional advice to us in the development of the Educational Aids. We undertake to develop and organize production and commercial sales of an Educational Aid for teaching the English language as a second language, as well as to carry out business development and marketing research to expand the scope and the geography of sales of the products, and pay royalties to YZ in accordance with the terms of the contract. We do not share any improvements or developments of the Technology-based products with YZ in a way, which may allow YZ to take advantage of such improvements.

o Royalties. We will make regular payments to YZ up to forty per cent (40%) of the total revenues ("Royalties") from our sales of any product, services or any other activities utilizing the educational aids after deduction of all related costs of development, legal protection, advertising and production incurred by us prior to such sales. The regular payments of the Royalty are reduced if necessary to insure that there is no loss for the us in this type of activity


o Term of the contract and termination. The term is unlimited with a termination clause by mutual consent or in the event of violation of the contract by either party."

Based on the technology, we developed an educational aid named "American English, Primary Course, Part I" designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product can be used for self-studying and can assist in memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 2,000 most frequently used words and word expressions. It will be followed by creation of other products, which can assist in the development of good command of American English assisting students for entrance examinations at US educational institutions.

Following the technology acquisition, we commenced our activities on this project by carrying out research and development work, which was threefold.

(i) Legal protection of the computer  software program; and

(ii) Development of the primary course educational aid and lexical and grammatical material thereto; and

(iii)Search for potential partners and carrying out preliminary negotiations with publishing, educational and commercial institutions to organize future commercial sales.

We have cooperated with major international companies such as Wizzard Software Corporation, based in Pennsylvania and JupiterImages, based in Arizona, to complete our program with high quality components, namely audio material in the form of AT&T natural speech text to speech engine and video material in the form of ClipArt vector images respectively. Based on contracts signed with these two companies, we purchase the above-referenced components to complete our program and our agreement with both of them does not allow us to mention their names in our product or related materials.

In order to develop the lexical material for the program and to format it in accordance with teaching techniques applied in the program, a number of highly qualified language experts have been consulted with, including the leader of one of the organizations affiliated with TESOL. This organization is known as TESOL Ukraine (Teachers of English to Speakers of Other Languages in Ukraine), an affiliate of the International Association, TESOL, Inc. (Teachers of English to Speakers of Other Languages) with headquarters in Alexandria, Virginia. TESOL Ukraine's President Nina A. Lyulkun reviewed all matters related to the development of the English lexical and grammatical material for our program in the normal course of her responsibilities as president of TESOL Ukraine, a social organization interested in popularization of any new methods of teaching the English language, and our arrangement with her has no financial obligations on either side.


Except for royalty payments to YZ Business Consulting, Inc. described above, we are not obligated to share our revenues from the sales of our program products with any other party.

As of today, we have completed the development of the educational aid "American English, Primary Course, Part I". The lexical, grammatical and methodological material for this educational aid has been developed. The product software has been developed and debugged. We ensured legal protection of the computer program by registering it with the patent authority of the Russian Federation, the first country of application of the program and a country, which signed an international convention on intellectual property protection. We purchased 500 licenses for Wizzard Software Corporation's components for software program, and ClipArt vector images from Jupiter. Necessary production facilities have been set up and the production technology has been developed and introduced together with the technical protection against unauthorized reproduction. The first version of the product prototype has been issued. The technology and the prototype are undergoing necessary finishing procedures. The trade name ZS SuperTutor has been developed for the Technology. The logo and the trade name ZS for our products and services have been registered with the appropriate authorities of the Russian Federation.

Plan of Operation for the Next 12 Months

In light of the lack of revenues from our proposed core business activity we are planning to focus on the English language educational program, which we are developing in collaboration with YZ Business Consulting (YZ). YZ will complete finishing of the prototype of our first product in the first quarter of 2006 and commence the organization in Russia of experimental American English training with the use of the educational aid "American English, Primary Course, Part I". For this purpose it is planned to set up an American English experimental course in one of the Russian education institutions, whereat the "American English, Primary Course, Part I" educational aid will be used to study the primary course material under the guidance of a teacher. This stage is expected to cover the second and third quarters of 2006. This activity will be organized by YZ maintaining our exclusive rights to the registered trade mark and any and all educational aids.

We are planning to commence commercial sales of the educational aids in Russia in the fourth quarter of 2006. Subject to our marketing strategy the sales of these educational aids may take different forms in the course of the project, but there will be one obligatory principle implemented, i.e. each and every end user (student) taking a training course at any location will have to buy the "American English, Primary Course, Part I" educational aid program.

As we raise funds from this offering, we will commence the City Mix LLC ready-mix concrete project in Abu Dhabi, United Arab Emirates. For this purpose we will use the first approximately $550,000 raised from the public offering to commission and start-up the first batching unit of the City Mix LLC plant to provide production for small-size supply contracts. We will need approximately 3 months to make the first batching unit of the plant ready for operation. The $550,000 will be used to purchase raw materials, connect permanent water, electricity and telephone lines, commission and try the batching unit, employ personnel and to complete other associated activities.

The above amount of $550,000 includes a provision for payment of the balance of City Mix, LLC's loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received (approximately $90,000). In the event that the outstanding balance has been paid off by the time the proceeds are received, the provision of $90,000 will be used to purchase more raw materials in order to increase the plant production.

With the increase of proceeds, we will make further contributions to our ready-mix concrete project in Abu Dhabi to commission and start-up the second batching unit, for which we will need approximately three weeks, purchase additional transit mixer trucks and truck-mounted concrete pumps, purchase additional quantities of raw materials, hire additional production and technical personnel in order to gradually increase production volumes and reach optimal operation of the plant. The time frame for commencing and completing these activities will largely depend on the availability of funds raised from this offering as well as the market situation in Abu Dhabi at the time.

In parallel with the operation of our ready-mix concrete plant in Au Dhabi, we will use the proceeds from this offering to finance and further develop our English educational software project. For this purpose we will use the allocated $150,000 to expand the scope of educational aids, translate them into other languages, provide necessary intellectual property and copyright protection and develop the dealers network in order to expand the geography of sales.

In the event that we are unable to raise $550,000 from this offering required to commission the plant and start-up pilot and small-size contract production, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers, whereby our plant will be operated by a professional operator in the interest of both parties on a profit sharing or a fixed fee basis, or any other options, which may be available to us at the time. In such case, the operating partner would bear the cost associated with the start-up of the plant..

The number of our employees will not change significantly. However, as we start our ready-mix concrete activities, we expect the number of employees to grow and reach approximately 55 employees in City Mix LLC.

Results of Operations


Comparison of nine months ended September 30, 2005 to nine months ended September 30, 2004. (All figures are expressed in U.S. Dollars)

-----------------------------------------------------------------------------------------------------------
                                      Nine months ended on  Nine months ended on   Increase / (Decrease)
                                       September 30, 2005    September 30, 2004      in September 2005
-----------------------------------------------------------------------------------------------------------
Revenue, truck rentals                     $ 281,547             $ 335,878               $ (54,331)
-----------------------------------------------------------------------------------------------------------
Costs and general and administrative        (367,349)             (298,695)                 68,654
expenses
-----------------------------------------------------------------------------------------------------------
Operating Income (Loss)                      (85,802)               37,183                (122,985)
-----------------------------------------------------------------------------------------------------------
Other Income (expenses)
-----------------------------------------------------------------------------------------------------------
- Finance Cost                               (31,560)              (29,952)                  1,608
-----------------------------------------------------------------------------------------------------------
- Non Operating (expenses) / Income             0                    6,375                  (6,375)
-----------------------------------------------------------------------------------------------------------
Other Expenses (Net)                         (31,560)              (23,577)                  7,983
-----------------------------------------------------------------------------------------------------------
Net Income (Loss)                          $(117,362)            $  13,606               $(130,968)
-----------------------------------------------------------------------------------------------------------

Revenue: We are a development stage company that is yet to commence its operations of ready mix cement. However, our subsidiary in the U.A.E., City Mix L.L.C. is making use of their 16 cement mixer trucks by renting to generate revenue. In May 2005 a new owner acquired the company, which was renting the trucks, and City Mix L.L.C. received a notice of termination of the renting agreement from June 16, 2005 for 8 trucks. Effective from July 01, 2005 all the 16 trucks were re-rented out to the same party, but the truck rentals were reduced from $37,000 to $26,000 based on a new rental agreement dated 06/26/05 due to natural aging of the trucks over the last three years and hence increased maintenance costs borne by the hirer. This caused a reduction of the truck rentals for the nine months ended on September 30, 2005 were reduced by $54,331 compared to corresponding nine months ended on September 30, 2004. In the future, if the hirer terminates the agreement for all or part of the trucks it will reduce our revenues, however, there is a provision for a one-month termination notice, and it will be sufficient for us to enter into similar agreements with another customer. The expected truck rental revenue of approximately $310,000 in the next 12 months was estimated based on new monthly rental of $26,000 effective from July 01, 2005, which represents a 30% reduction from the previous periods; however it may further decrease in the future periods due to the natural aging of the trucks and growing maintenance costs. The development of the English language educational program will continue as a collaborate effort of Royal Capital Management Inc and YZ Business Consulting. Further improvement and development costs will be funded by YZ Business Consulting.

Cost and General and Administrative expenses: The cost and general administrative expenses for the nine months period ended September 30, 2005 increased by $68,654 or 22.98% compared to corresponding nine months ended on September 30, 2004. This increase was mainly caused by the following:

i.) Issuance of 50,000 shares of common stock, valued at $12,500, to our president as compensation,

ii.) Increase in the sponsorship fee of $24,865, which represents an agreement reached with Mr. Mubarak Al Ahbabi, our partner in City Mix LLC, by the end of 2004, whereby we agreed to pay him a 2% share of the truck rental revenues from the date the truck rent commenced in September 2002 and until to date. This agreement was confirmed by our letter to Mr. Mubarak Al Ahbabi dated January 4, 2005. Therefore, an amount of $17,329 was paid for the period prior to December 31, 2004 and another $7,536 was paid for a period from January 01 to September 30, 2005. In earlier years, prior to 2005, there was no such a truck rent revenue sharing agreement, and only the normal annual fee of $54,422 was paid to the partner.

iii.) Legal fees increased by $11,202 mainly due to the increase in translation expenses for legal documents and additional payments made to lawyers for legal services offered.

iv.) Increase of vehicle rent by $10,177 and office rent by $1,508 as there were no such payments in the initial months of period ended September 30, 2004. Effective from April 14, 2004 City Mix LLC is renting a pick-up truck from the UAE government under a UAE law requiring all limited liability companies working in the industrial sector to rent passenger or heavy-duty vehicles from the government for the purpose of financial support of low-income UAE nationals. City Mix LLC has been paying approximately $1,470 per month for this rent, and therefore there was an increase of this rent by $14,722 as there were no such payments before April 14, 2004.

v.) Increase also lead to increase in gas, car wash and parking expenses by $4,181 but partially compensated by reduction in vehicle registration by $3,154 and vehicle maintenance by $8,338 compared to corresponding nine months ended on September 30, 2004.

vi.) Increase in license fee and professional fees for audit and accounting fees by $2,805 and $4,562 respectively due to increase amount of services associated with the public offering preparations. vii.) Telephone expenses increased by $5,392 and traveling expenses increased by $901 due to a general increase of work amount related to the English language educational software program.

viii.) Increase in other administrative expenses viz: office supplies by $1,791; repairs and maintenance by $1,744; miscellaneous expenses by $2,088 and entertainment by $1,200. Bank charges were reduced by $1,290 and insurance on plant & trucks was reduced by $1,058 as their assessed value determined by the insurer is less as compared to corresponding nine months period ended September 30, 2005.

Finance costs: Finance cost increased marginally for nine months ended period September 30, 2005 by $1,608 or 5.37% compared to nine months ended September 30, 2004. It comprised of interest paid on First Gulf Bank's loan and check discounting charges. The former was increased by $88 compared to nine months ended September 30, 2004. The later was increased by $1,520 compared to nine months period ended September 30, 2004 due to more discounting of checks in this period. The net effect resulted in a minor increase in financing cost.

Non Operating Income: Such income in the nine months period ended September 30, 2004 consisted mainly of an audit fee refunded relating to our initial operating period. Net Loss: For the nine months period ended September 30, 2005 our net loss totaled $117,362 or 41.68% of revenue, as compared to net income of $13,606, or 4.05% of revenue for the corresponding nine months period ended September 30, 2004. The principal cause of loss for the nine months period ended September 30, 2005 was decrease in truck rental income of $54,331 and other reasons stated above for increased costs and general administrative expenses.

Comparison of year ended December 31, 2004 to year ended December 31, 2003 (All figures are expressed in U.S. Dollars)

-----------------------------------------------------------------------------------------------------------
                                              2004                    2003      Increase / (Decrease) in
                                                                                          2004
-----------------------------------------------------------------------------------------------------------
Revenue, truck rentals                     $  447,837           $ 455,925               $  (8,088)
-----------------------------------------------------------------------------------------------------------
Costs and general and administrative         (449,502)           (432,250)                 17,252
expenses
-----------------------------------------------------------------------------------------------------------
Operating Income (Loss)                        (1,665)             23,675                  25,340
-----------------------------------------------------------------------------------------------------------
Other Income (expenses)
-----------------------------------------------------------------------------------------------------------
- Provision for loss - Receivable            (275,924)               0                    275,924
from bank
-----------------------------------------------------------------------------------------------------------
- Finance Cost                                (38,718)            (61,415)                (22,697)
-----------------------------------------------------------------------------------------------------------
- Non Operating Income                         22,397               8,561                  13,836
-----------------------------------------------------------------------------------------------------------
Other Expenses (Net)                         (292,245)            (52,854)                239,391
-----------------------------------------------------------------------------------------------------------
Net Loss                                   $ (293,910)          $ (29,179)              $ 264,731
-----------------------------------------------------------------------------------------------------------

Revenue: As previously stated we are a development stage company that has yet started its planned operations to manufacture ready mix concrete. However, we are making use our 16 concrete mixer trucks by renting them out. Revenue from truck rentals decreased slightly by $8,088 or 1.77% in 2004 over immediate previous year. This was because in 2004 we began to rent to one company and reduced our rental fees due to that fact.

Cost and General and Administrative expenses: There was a net increase in these costs and expenses of $17,252 or 3.99% compared to the prior year. There were increases of $120,445, comprising mainly: (i) an increase of legal fees by $12,783 related to the City Mix LLC's litigation in Abu Dhabi, UAE; (ii) an increase of consulting fees by $44,640 as we started paying to YZ Business Consulting for business consulting services to us in 2004; and (iii) an increase in various other expenditures as stated below by $62,396 due mainly to mainly due to increase in insurance for our plant and trucks of $20,424, license related cost for factory and office premises by $9,915, insurance and maintenance of $9,593, and vehicle rent of $8,274. This cost was offset by a decrease in salary and benefits of $38,958, due to decrease in the number of employees, management fees paid of $55,266 and stock based compensation of $8,969 issued in the year 2003.

                                       12/2004      12/2003       Difference
Office Rent                             10,340       14,178          (3,838)
Insurance                               29,204        8,780          20,424
License Fee, Visa & PRO chgs.           19,742        9,827           9,915
Telephone, Fax, etc.                    11,021        5,260           5,761
Bank Charges                             3,077        1,677           1,400
Repairs & Maintenance                    4,563          403           4,160
Traveling & Petrol                       5,582        2,718           2,864
Vehicle Rent                             8,274            0           8,274
Vehicle Insurance & Maintenance         17,125        7,532           9,593
Recruitment Fees                             0        2,381          (2,381)
Accounting & Professional chg.           7,783        6,193           1,590
Factory Supplies                             0        2,116          (2,116)
Office Supplies & Cleaning               4,291        1,197           3,094
Other Miscellaneous charges              5,392        2,786           2,606
Tax - NJ                                 1,050            0           1,050

Total                                  127,444       65,048          62,396

Provision for loss on receivable from bank: We have a deposit off $551,848 in a closed bank, the Anglo American Bank, located in Grenada, which is undergoing liquidation. The Ministry of Finance of that country is supervising the liquidation process and return of the funds to the account holders. The company has made provision of $ 275,924 for the doubtful recovery from that bank.

Finance costs: These costs decreased $22,697 or 37% in 2004 principally because we renegotiated our rate with the First Gulf Bank from 10.5% to 5% per annum.

Non Operating income increase $ 13,836 in 2004 to $ 22,297. This was made up mainly of a return of an audit fee relating to our initial operating period of $ 4,218 and $ 18,175 related to the adjustment of an inter company transaction. For the 2003 year other income of $ 8,561 was mainly a consultancy fee received.

Net Loss: For the year ended December 31, 2004 our net loss totaled $293,910 or 65.63% of revenue, as compared to net loss of $29,179, or 6.40% of revenue for the year ended December 31, 2003. The main reason for the increase in the loss for the year ended December 31, 2004 was the $275,924 provision for loss of cash in closed bank charged to operations.

Application of Critical Accounting Policies

The management discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe the estimate for provision for loss of receivable from bank is critical and has a material impact on our financial presentation.

Off Balance Sheet Arrangements

We have operating lease commitments for a sublease of land (300 ft x 300 ft) on which the plant is constructed. In accordance with the laws of the Emirate of Abu Dhabi, the United Arab Emirates, the land on which the plant is constructed is owned by the Abu Dhabi Municipality and is leased to Mr. Mubarak Al Ahbabi, a UAE national and the partner of City Mix LLC. It is a legal requirement in the UAE for a non-resident entity to have a UAE national in a limited liability company as a partner. Subject to an agreement dated November 26, 2000, this land is subleased by Mr. Mubarak Al Ahbabi to City Mix LLC for the duration of the agreement, which is 20 years and renewed upon expiration. The Abu Dhabi Municipality issues one certificate for both lease and sublease of the land. The certificate is automatically renewed by the Abu Dhabi Municipality on an annual basis provided the annual fee is paid. The sublease amount is $13,000 per annum.

We own 49% of City Mix LLC (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to exercise 100% beneficial ownership of the company and to operate, manage and control all the assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting solely of City Mix, LLC) as of September 30, 2005 were $3,339,278.


Issues and Uncertainties

(a.) Pending litigations

Since inception, we are involved in litigation. However, management has determined that past and current litigation will not have a material effect on the operation of the company.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC ("City Mix") and their main contractor Armitage Engineering Co. LLC ("Armitage") is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

Currently there are two court actions related to the dispute between City Mix and Armitage.

i.) Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

ii.) Urgent Case 73/02 filed by City Mix to stop Armitage's illegal actions of locking the City Mix's factory site, preventing City Mix's subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

On December 23, 2003, the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

We feel the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimate as to how much compensation may be awarded as this is at the discretion of the trial judge.

(b.) Receivable from bank

We have a balance of $551,848 in a closed bank, Anglo American Bank, a Grenada Corporation (Bank). The Anglo American Bank is undergoing liquidation, which is supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. As mentioned above we have recorded an allowance for uncollectible amount due from bank of $275,924. At this time we are unable to estimate how much we will collect. Since we will not utilize this bank for any future deposits, our future potential risk will never exceed $551,848.

Liquidity and Capital Resources

Since inception, we have financed our operations through bank debt, loan from third party, equity from our shareholders and funds generated by our business. Cash and cash equivalents as at September 30, 2005 and December 31, 2004 totaled $26,708 and $108,638 respectively representing reduction of $81,930 and $57,004 from their respective beginning of the period/year i.e.: January 1, 2005 and January 1, 2004. As we commence our ready-mix concrete activities, our revenues should come from the plant operation and products sales instead of truck rental activities.

Net Cash Flow from Operating Activities: Net cash used in operations amounted to $5,800 for the nine months ended September 30, 2005 compared to cash provided of $1,850 for the nine months ended September 30, 2004. The principal cause of the increase in cash used was the net loss of $117,362 incurred for the nine months ended September 30, 2005 against the net income of $13,606. Contributing to the out flow of cash were payments for prepaid expenses of $29,841 and accruals of $18,772, which were partially offset by increases in accounts receivable of $37,320 and stock based compensation of $12,500.

Our operations for the year ended December 31, 2004 provided $78,222 in cash compared to $504,178 for the year ended December 31, 2003. The principal cause of the reduction in operating cash flow in year 2004 was an increase in accounts receivable and deposits, advances and prepayments by $37,320 and $9,717 respectively against reduction of deposits, advances and prepayments compared to increases in accruals and provisions by $324,843 and $60,961 respectively in year 2003.

Net Cash Used In Investing Activities : For the nine months period ended September 30, 2005 there were no addition to plant and equipment but only payments of $3,817 for patent cost whereas in similar corresponding period there was addition of plant and equipment by $5,502 and payments for patent cost of $10,017. Net cash used in investing activities amounted to $15,519 for the year ended December 31, 2004 compared to $345,752 for the year ended December 31, 2003. The principal cause of reduction was addition to construction under process of $345,752 in year 2003 where as in year 2004 there is marginal addition of $5,502. The company has also utilized cash on patent cost of $10,017 in year 2004.

Net Cash Used In Financing Activities: Cash used in financing for nine months period ended September 30, 2005 reduced to $72,312 comprise of net repayment of loan from FGB of $55,215 and payments for deferred offering cost $17,097. Cash outflow for the year 2004 increased by $97,031 caused by $52,000 spent in 2004 for deferred offering costs and in 2003 we received a capital contribution of$29,820 with no like item in 2004.

As of January 31, 2006, cash on hand was $ 22,794. This will satisfy our cash requirement for approximately two months. We will need about $300,000 within the next 12 months to finance our liabilities, day-to-day costs and development of the end product of the English language educational software program, and we will use our truck rental revenue for this purpose. All funds that may be raised from this offering within this period will be used to finance our projected cash requirements related to the development of the ready-mix concrete plant project and the English language educational software program as planned.

Our subsidiary City Mix, LLC is liable on a loan payable to the First Gulf Bank, Abu Dhabi, United Arab Emirates, which is collateralized by 16 concrete mixer trucks. The trucks will be released to the company once the loan is fully paid off. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before City Mix LLC was put for sale through a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date and no covenants and/or restrictions. As of July 1, 2003 the interest rate on the loan was renegotiated with and accepted by the bank from 10.5% to 5% and at present, City Mix, LLC is paying $6,803 per month including approximately $6,000 of principal and about $800 of interest. Based on such repayments the loan is expected to be fully repaid by May 2007. The outstanding debt to First Gulf Bank was $113,187 as at December 31, 2005. The projected revenue of approximately $310,000 will be used to repay the bank debt and finance our day-to-day expenses. Further development of the English language project or products will be funded by YZ Business Consulting until the proceeds form this public offering are received.

Management anticipates that our primary uses of capital in the future periods will be allocated to pay off our bank loan and for working capital purposes. After we receive proceeds from this offering and put our ready-mix concrete plant into operation our business strategy will be to increase working capital by internal growth through sales of our products, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs.

We do not currently have material commitments for capital expenditures. However, we anticipate entering into such commitments for approximately $1,900,000 to ensure the start-up and the operation of our ready-mix concrete plant and provided the necessary funds are raised from public investors.

In the ordinary course of business, we enter into contracts that specify that we will purchase all or a portion of our requirements of a specific product, commodity, or service from a supplier or vendor. These contracts are generally entered into in order to secure pricing or other negotiated terms. They do not specify fixed or minimum quantities to be purchased and, therefore, we do not consider them to be purchase obligations.

Management   anticipates  that  the  capital  requirements  for  operations  and development for the next twelve months for the two major projects will be $3,600,000, based on cash flow projections.

o $3,000,000 for the ready-mix concrete project ($1,800,000 for Stage 1 and $1,200,000 for Stage 2);
o    $150,000 for the English language software program.
o    $450,000 for general corporate purposes.

After the ready-mix concrete plant is operational, our subsidiary, City Mix LLC will try to obtain debt financing as well as to receive raw materials such as cement on credit against signed contracts for supply of concrete products from its plant. In the event we are unable to raise enough funds from this offering, we will use any possible options to obtain debt financing including those against a lease arrangement, or an operating management agreement with a professional operator.

                             BUSINESS - OUR COMPANY

                             A SUMMARY OF WHAT WE DO

About Us

We were incorporated under the laws of the State of New Jersey on January 11, 1994 as an international trade consulting firm and were rendering business consulting services until July 2002, when we commenced our activities in developing computer software products designed for teaching foreign languages, based on the technology for improved perception and memorization of information using electronic visual devices, such as a personal computer, which we acquired by virtue of a license agreement with YZ Business Consulting.


We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own 49% and have full and exclusive rights to exercise 100% beneficial ownership of and to operate, manage and control a ready-mix concrete plant, consisting of a technology and equipment to produce a ready-to-use fresh concrete containing a few ingredients (sand, pebble, concrete, water) mixed to customer specifications; and (2) we develop a program for teaching American English as a second language with the aid of a personal computer and plan to market and distribute it in the countries where we are able to attract local partners and granting them licenses and exclusive marketing rights.

On December 17, 2003, we acquired all the assets of City Mix Management Co. Inc. in exchange for 32,000,000 shares of Royal Capital Management Inc.. As a result of the transaction Royal Capital Management became the owner of 49% of City Mix LLC, in Abu Dhabi, the United Arab Emirates (City Mix) with a contractual right to exercise 100% beneficial ownership and management and control in City Mix pursuant to the Power of Attorney granted by agreement of a UAE national Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital.

Our ownership, management and control rights in City Mix are fixed in and by the following shareholding documents of City Mix and other related documents:

(1) Share Transfer and Amendment to the Memorandum of Associations of City Mix signed between us, the Management Company and Mubarak S. Jaber Al Ahbabi, the owner of the 51% shareholding in City Mix (the Partner) and dated 01/05/05 (the Share Transfer), whereby we acquired ownership of 49% of City Mix and are appointed manager of City Mix with all powers to exclusively operate and manage the business of City Mix;

(2) Power of Attorney issued by the Partner in our favor dated 01/05/05, whereby we are authorized to act on his behalf in connection with his 51% shareholding in City Mix, represented by 51 shares, and to vote in any manner we deem appropriate for and on his behalf at all meetings of the General Assembly of City Mix with full and unfettered authority, and to exercise all the rights whatsoever attached to the said 51% shares. The Power of Attorney cannot be revoked without our written consent; and

(3) Agreement between the shareholders of City Mix dated November 26, 2000, whereby:

We assumed the assets and liabilities, and the above ownership, management and operational rights in City Mix by virtue of this agreement and the above Share Transfer and Power of Attorney.

The Partner shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not to sell, transfer, assign or otherwise dispose any of his shares in the company without a written consent of the other party, and not to have any role whatsoever in management and operation of City Mix. Pursuant to our agreement with Mr. Mubarak, our partner, confirmed in City Mix LLC' letter to him dated January 6, 2005, he is entitled to receive 2% of gross revenues of City Mix LLC.


The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by a mutual written consent of the parties or by any party in the event of material violations of terms and conditions thereof.

Mr. Mubarak, our partner in City Mix LLC, is entitled to receive an annual sponsorship fee of approximately $55,000 and 2% of gross revenues of City Mix LLC, which we have paid in full to date.

We have had losses in each fiscal year (we had a net profit in one interim period) since inception including our most recent interim period ending September 30, 2005 (which financial statements are included in this filing) and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations. The management did not make any commitments to provide the company with the funds.


Presently, we are not required to deliver annual reports to security holders and do not intend to do so. However, when this registration statement is declared effective, we will deliver annual reports to security holders.

There is a legal requirement for our subsidiary City Mix LLC in Abu Dhabi, UAE to maintain its legal status by renewing its licenses on an annual basis, namely the Abu Dhabi Municipality License and the Abu Dhabi Chamber of Commerce and Industry License. City Mix LLC is obligated to renew the licenses in order to maintain its offices in the city of Abu Dhabi (the Abu Dhabi Municipality
License) and to confirm the land lease and the status, environmental and technical condition of the ready-mix concrete plant in the dedicated industrial area outside the city of Abu Dhabi (the Abu Dhabi Chamber of Commerce and Industry License). Each license costs an average of about $1,000. The licenses were renewed on December 27, 2004 and December 17, 2004 respectively.

There is no need for City Mix LLC to obtain any government approval of principal products or services, however, when the ready-mix concrete plant becomes operational and is ready to produce and supply ready-mix products to the market, the company will need to obtain approvals of its quality procedures, production techniques, technological set-up, and end product quality from a `consultant', which is an engineering firm supervising construction and all materials supplies on behalf of an owner of a construction project. The institution of `consultants' is mandatory in the construction sector and is maintained by the government to ensure that any construction project is completed in compliance with the standards of the International Federation of Consulting Engineers (FIDIC), British Standards Institute (BS), American Society for Testing and Materials (ASTM) and similar. Once our ready-mix concrete plant is commissioned and ready for operation, we will proceed with all the formalities required to obtain such approvals.

We are not presently required to deliver an annual report to our security holders. However, we will voluntarily mail an annual report to security holders that will include audited financial statements.

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we are not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as us that file electronically with the SEC at the following Internet address: (http:www.sec.gov).

Commissioning and start-up of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

On December 17, 2003, we acquired all assets of City Mix in exchange for 32,000,000 shares which were issued to shareholders of City Mix Management Co., Inc., namely: Eugene Koupsin - 3,200,000; Alexander Shishkin - 6,400,000; RALY Partners - 22,400,000. RALY Partners distributed its shares to shareholders of RALY Partners as follows: Andrei Kharlanov - 2,531,200; Vladimir Davidov - 5,040,000; Yuli Ginzburg - 4,524,000, Yevsey Zilman - 4,480,000; Vera Shatokhina
- 1,545,600 and Eugene Gurevich - 4,278,400.


Industry and Market

The United Arab Emirates is rapidly becoming an economic role model for the region with a business friendly environment, an open and liberal economic policy and ten years of solid GDP growth, which has averaged 5.8 per cent annually and 8% for the non-oil sector. The gross domestic product of the emirate of Abu Dhabi was $41 billion in 2002. The UAE maintained its high per capita income standing at $20,602 last year (`Abu Dhabi Economy', Issues 374-376, 2003). Direct foreign investments into the country reached $4.1 billion in the year 2000 (`Abu Dhabi Economy', Issues 359, 2002). The United Arab Emirates and the Emirate of Abu Dhabi in particular have attracted multi-billion dollar investments for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. Abu Dhabi expects local and foreign investment to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy', Issue 381, March
2004).

All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material.

Marketing Strategy

Our marketing strategy will focus on a number of basic principles. These are ranked in order of strategic importance for us as follows:

o    Technology and Product Quality
o    Selective Job Portfolio
o    Price
o    Promotion

Technology and Product Quality

Our ready-mix plant in Abu Dhabi has not yet produced any finished products. However, our subsidiary, City Mix LLC, did research on the competitive environment and, particularly, technologies and equipment used by the competitors. The research was performed by specialists in ready-mix concrete production, who worked for City Mix LLC at different stages of the plant construction. Based on this research, as well as the opinion of Arabian Engineer Trading Est, experts in ready-mix concrete technologies used in the area, we believe that our ready-mix plant, once commissioned, will be competitive in terms of production techniques, product quality, safety and environmental control due to certain principal design elements of the production technology which are as follows.


     (A) Vertical Aggregate Automatic Feed System. The plant is equipped with a feeding unit, which allows fully automatic unloading of aggregate directly from supply trucks into storage silos by means of a fast automatic vertical-type covered belt conveyors, which is cost-effective as there is no need for wheel loaders.

     (B) Advanced Aggregate Storage System. The plant is equipped with a fully isolated and protected aggregate storage silos that allows for effective protection of aggregate from direct sun and other environmental impacts such as winds, rain and dust. This will provide saving energy and water consumption needed to clean and cool the aggregate before batching, which in turn will drastically reduce production costs.

     (C) Extensive Cooling of Water. The plant incorporates an underground concrete reservoir for technology water, which, together with the two powerful water chillers, provides for a very effective temperature control at every stage of production process even without the use of an icing plant, which further reduces production costs.

     (D) Concrete Recycling Unit. The plant is equipped with a special unit, which provides almost 100% utilization of concrete residues.

     (E) Truck Mixer Washing Unit. This is designed to give a thorough washing of truck mixers before exiting the site and washing of truck drums before loading with concrete. Waste water is recycled and used back in the production process.

The quality of product (ready-mix concrete), which can satisfy international and local standards, is provided by certain elements of technology and design. These are as follows:

o The technology equipment of the plant is designed to provide a fully automatic and a very accurate feeding of ingredients (aggregate, concrete, water and additives) into the mixing units in strict accordance with a mix design (formula), which allows us to produce high quality concrete of any type.

o Strict temperature control at all stages of the production process and cooling of the ready-mix concrete during transportation (by means of adding ice into truck mixer drums).

o The plant is equipped with a modern sophisticated laboratory, which allows a comprehensive quality control of ingredients and ready-mix concrete to BS and ASTM standards throughout the production process, as well as post-production tests of fresh and hardened concrete before delivery to customers. In addition, quality tests will be carried out upon delivery at the customers' sites with vis-a-vis a mobile laboratory.

          Note. British Standards Institute standards (BS) and American Society for Testing and Materials (ASTM) standards are international quality control standards used worldwide in the construction sector and ready-mix production and the same are applied in Abu Dhabi, the United Arab Emirates.

Selective Job Portfolio

In our marketing activities, we will be very selective and will focus on entering into long-term relationships with reliable clients, who enjoy a very good reputation in the market regarding prompt and secured payment for the supplied concrete.

Pricing

Our pricing strategy will be based on existing local market prices and our ability to offer competitive product selling prices due to effective technology and low production costs of our ready-mix concrete plant.

For instance, the covered concrete aggregate silos will provide for saving electric power and water consumption required to wash and cool the aggregate before feeding to the batching units, which in turn will allow us to reduce selling prices maintaining product quality.

Simultaneously, we will not lower prices to an extent that would jeopardize the operating margins or lead to a price war on the market. In the beginning, we will concentrate on supplying the most widely used types of ready-mix concrete with high market prices such as 40N SRC ($57 per cubic meter) and 40N SCC ($62 per cubic meter). Simultaneously, we plan to pursue and establish long-term relationships with suppliers of raw materials. We hope to offset our favorable receivables policy by negotiating favorable credit terms with our suppliers including discounted and post-dated payments for the supplies of raw materials. Common practice in Abu Dhabi is that concrete producers make 6 month post-dated payments for the raw materials. However, we do not have signed agreements with the suppliers, and therefore cannot guarantee such favorable credit terms.


Promotion

We plan to pursue the following promotional activities:

o Streamlined presentation of our products, technology and services to potential customers including governmental institutions;

o    Introduction of printed advertising materials to potential customers;

o An aggressive Internet presence, for which we are planning to develop and maintain our own web site to demonstrate and e-mail to clients promotion data on our company, specific production techniques and technology, etc.. We do not presently have a company web site.

o Advertising in printed media and industry publications focusing on the target market segment.


In order to organize, manage and carry out our marketing and promotional activities we will employ, once the necessary project funding is secured, a marketing manager and, if necessary, other marketing specialists having proper expertise in the concrete business. When the need arises we will use local employment agencies to assist us with staffing.

Raw Materials Sources

Aggregate. The main sources of aggregate are three biggest quarries and crushers in Al Ain (150 km from Abu Dhabi), Buraimi (200 km from Abu Dhabi) and Ras Al Khaima (300 km from Abu Dhabi), which supply aggregate to all concrete producers in the UAE including Abu Dhabi. These three crushers supply the best aggregate in terms of less dust, chloride and sulphate content and highest crushing and impact values. The price of the aggregate including supply costs from all the three sources varies insignificantly and on average is about $7 per cubic meter. There is a very well established contractual system of the aggregate supplies to concrete producers. The aggregate is transported to concrete plants in trucks as per purchase orders. There are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Cement. The cement factory in Al Ain (150 km from Abu Dhabi) is the main source of cement for concrete producers of Abu Dhabi. It supplies all principal types of cement such as OPC, SRC and MSRC. The price of cement including transportation costs is about $60/t. Also there are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Water. The City Mix plant is connected to the central water supply system of the Abu Dhabi Municipality, which supplies technical water to all factories and plants in Abu Dhabi. Water supplies from the system will commence upon commissioning of the City Mix plant. Water consumption will be managed as per daily production needs and the water will be pumped into the plant's underground insulated concrete reservoir. Water supplies will cost about $0.5 per 1 cubic meter of concrete."

Customers

The economic statistics and other information published in `The Abu Dhabi Economy' a monthly magazine of the Abu Dhabi Chamber of Commerce and Industry (Issues 381 - March 2004, 376 - October 2003, 375 - September 2003, 374 - August 2003, 358 - April 2002), as well as professional opinions of local business professionals (see attached a letter by N.R. Doshi & Co.) confirm that the construction sector in the United Arab Emirates is the second largest industry after oil and gas. The UAE authorities, and the government of the Emirate of Abu Dhabi in particular, pursue a very active policy of establishing and developing new commercial, industrial, residential and entertainment zones to attract local and foreign investments in order to ensure permanent growth of the country. All Abu Dhabi investment and construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material. The construction projects include construction of commercial and industrial infrastructure objects, residential and office buildings, and bridges.


Major construction projects in Abu Dhabi are managed by private construction companies contracted by various governmental institutions such as:

o    The Abu Dhabi Municipality
o    The Abu Dhabi Water and Electricity Authority
o    The Abu Dhabi Sewage Authority
o    The Abu Dhabi Department of Public Works
o    The Abu Dhabi Defense Ministry


There is also a large variety of private construction projects in Abu Dhabi owned by large and medium sized private companies. All of the construction projects are normally tender-based, which means that first project owners announce tenders and then the winner is selected and awarded with a construction project based on the best bid in terms of cost and quality of construction, products and services, term of construction, technical set-up, etc. In upcoming years, Abu Dhabi expects local and foreign investments to invest at least $10 billion only into emerging industrial zones (`Abu Dhabi Economy', Issue 381, March 2004).

There is a need for concrete in the government and private sectors and our subsidiary, City Mix LLC, will participate in the bidding for these contracts once our ready-mix concrete factory is ready for production. We will need approximately $300,000 in order to have the plant ready for operation, which will enable City Mix LLC to submit bids for contracts.


How We Compete

A number of producers of ready mixed concrete are active in Abu Dhabi, but most of them are insignificant in terms of quality and production capacity. There are about five plants that produce quality output in terms of strict quality and uninterrupted delivery (Abu Dhabi Ready Mix, Tremix, Unibeton, RMC Supermix, and Trans Gulf). Some of them have been in business for in excess of 10-15 years.

Our plant, once commissioned, will produce the full range of quality concrete products at competitive production costs with most of the producers in the area due to its specific and efficient design described above. The professional analysis of City Mix LLC's management and Arabian Engineer Trading Est, experts in ready-mix concrete technologies used in the area, shows that our aggregate storage system alone comprising fully isolated covered aggregate storage silos provides saving energy and water consumption of up to 30%, which will drastically reduce production costs. Therefore, we are planning to compete based on our ability to offer competitive selling prices and good product quality provided by our technological set-up.

Development, marketing and distribution of a program for teaching American English Purpose

Our purpose in this area is to establish a long-term commercial presence in a growing international market - education, and to develop a number of projects and activities in this area. We plan to achieve this strategic purpose in several stages, with the implementation of the Language Program project being the initial stage. The project will focus on entering the international market by introducing a technology and products providing advanced teaching materials and education services in teaching the American English as a second language.

The technology applied in our products will provide development of advanced educational aids, teaching programs and materials for educational purposes. It can be used to expand the range of our products to cover speakers of different languages, who study English as a second language based on variety of subjects. Such subjects will have a wide range from the level for beginners and higher and will include the English lexis of exact, natural sciences, arts, religion, etc. (i.e. chemistry and physics, law and medicine, aesthetics and architecture, theology, the Bible, etc.).

Product

The product offered by us is an educational aid in form of a computer software program designed to teach American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The product will be used for self-studying and is designed to help students to ensure memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 4,000 most frequently used words and word expressions. The software program incorporates a combination of various techniques designed to develop all language skills: listening, speaking, reading and writing. It includes the following components:

o    Vocabulary (English words and expressions)
o    Translation into native language
o    Transcription and phonetics
o    Audio material (standard pronunciation)
o    Video material (images)
o    Record and playback
o    Practical exercises
o    Grammar
o    Help (user manual)

The American English educational aid will eventually comprise three levels of training (courses) designed to promote memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about
10,000 words, word and expressions, phrases and idioms to assist students in developing good command of American English helping them in preparation for the SAT examinations at US educational institutions. The three levels are:

o Primary (for beginners). A student learns basic vocabulary (the most frequently used English words, word combinations and expressions), phonetics and grammar, as well as receives practical training how to use the vocabulary correctly in spoken language. At the end of the course a student should develop a capability of communicating with English speakers at the elementary level in most common day-to-day situations.
o Intermediate. A student expands his vocabulary and receives more practical knowledge and training in the English spoken and written language. At the end of the course a student should develop a capability of communicating with English speakers at intellectually higher level on a broader variety of subjects of human activity.
o Advanced (with extensive grammar). A student further expands his vocabulary and receives an extensive knowledge and practical training in the English spoken and written language, as well as the English grammar. At the end of the course a student should develop a good command of American English and a capability of communicating with English speakers on most of the subjects of modern human activity, which will help him sit for SAT examinations at US educational institutions.

Each level is a separate product and will be offered to customers in the form of a set of compact disks. The first edition of the Primary Education product is for the speakers of the Russian language and is called `American English. Primary Course.' It will contain Part I, which has already been developed, and
Part II to follow. The Primary Course will be used to develop good command of about 4,000 most frequently used English words and word expressions. At later stages we will issue other editions for the speakers of Spanish, French, Arabic, Hindi, Chinese and other languages. All lexical materials will be translated into these languages by highly qualified translators - experts in the subject language, who will be contracted for this purpose. The translated material will then be put into the software product with the help of a special software program.

We have been carrying out research and development work on this project following the technology acquisition from YZ Business Consulting in July 2002. This work was related to legal protection of the intellectual property of the right holders, development of the lexical and grammatical material, and research and preparatory work with potential partners to organize future commercial sales of our end products. For this purpose we have spent $30,020 during the last two years. As of today, we have completed the development of the educational aid "American English, Primary Course, Part I." The lexical, grammatical and methodological material for this educational aid has been developed. The product software has been developed and debugged. Necessary production facilities have been set up and the production technology has been developed and introduced together with the technical protection against unauthorized reproduction. The first version of the product prototype has been issued. The technology and the prototype are undergoing necessary finishing procedures. The trade name ZS SuperTutor has been developed for the technology. The logo and the trade name ZS for our products and services have been registered with the appropriate authorities of the Russian Federation.


Distinctive and Unique Features

The program for teaching the American English with the help of a personal computer developed by us incorporates a number of distinctive features. These can be summarized as follows:


o The educational material (vocabulary) is presented by means of demonstrating vocabulary units in the subject language on the computer screen with a frequency of 25 frames per second, each unit together with an illustration in the same frame. No native language is used in this mode of program operation in order to create an associative link between a unit in the subject language and its image in form of an illustration. Then by means of practical exercises, in which the units equivalents in the native language are now introduced, and students study the subject units both in English and native language, listen to their standard pronunciation, learn to translate from one language to another and to use the units correctly in the spoken language.

o All the vocabulary is displayed in form of images with English equivalents with frequency 25 frames per second.

o    Presentation of the material is accompanied by the Mozart music

o The program trains all types of human memory in attempt to develop all language skills: listening, speaking, reading and writing.

o Any teaching function can be utilized momentarily any time during the learning process. o The program is highly ergonomic and requires no other teaching instruments or materials.

The effectiveness of our products has not been verified yet.

o The program is highly ergonomic and requires no other teaching instruments or materials.

o Technology applied in the program can be used as an effective instrument in a continuous process of creating and upgrading teaching programs for studying foreign languages to any level of diversification and sophistication, as well as creating other teaching programs for any other subject, which requires reliable comprehension of large volumes of information in a reasonably short time.

The program makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information takes place faster than under available learning techniques, which deal with similar volumes of information.

Our products are aimed at studying English as a second language utilizing resources of a personal computer. Our software program contains functions which allow a student to do the following:

1. Use illustrations in order to memorize English lexis.
2. Listen to the correct English pronunciation, record own pronunciation and compare it with the correct pronunciation.
3. Translate from the native language into English and backwards and verify against the correctness of the translation.
4. Type in English using the English pronunciation playback or the text in the native language.

Marketing

Our marketing strategy for the sales of our educational aids may take different forms in the course of the project. One of the forms we are planning to implement is that we will establish agency and dealership agreements with educational institutions for the establishment of a network of English training centers in certain regions of the world, which will use our software products in their educational activities. Each of the agency and dealership contracts will provide for an extensive marketing effort, including but not limited to:



o Presentation of our products and services to potential customers including governmental and private educational institutions;

o    Introduction of printed advertising materials to potential customers;

o Advertising in printed media and industry publications focusing on the target market segment.

In addition, we are planning to carry out an advertising and promotion campaign through the Internet. For this purpose we are developing our web site dedicated to the English Learning Program. This activity is funded by YZ Business Consulting until the proceeds form this public offering are received. We are planning to have the web site functional in the second quarter of 2006. Our Internet-based marketing campaign will focus on the key principles as follows:

o education of potential customers about the benefits and unique features of our English Learning Program;

o    advertising publications in English and the native languages;

o    direct sales of our educational software products;

o    demo version with a download option;

o    technical support

Our advertising campaign through Internet will be carried out initially in the English and Russian languages and then, at later stages, in other languages such as Spanish, Arabic, Hindi, Chinese, etc. prior to and in accordance with introduction to the market of our educational software products in such languages.

License Agreement with YZ Business Consulting

Effective August 8, 2005, we signed a license agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute educational aids in the form of a computer program for teaching American English as a second language with the aid of a personal computer. Yevsey D.Zilman, our President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the agreement, we are required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the educational aids after complete recovery of all our initial stage operation costs, including legal fees, advertising and production. The regular payments of the royalties will be reduced if necessary to insure that there is no loss for us in this type of activity.


Customers

Our software product is designed to teach American English as a second/foreign language to non-English speakers will be distributed to a variety of potential customers. The target audience falls into two major categories.

o Individual customers of any sex, nationality, religion, social status and profession from fourteen years and older.
o Governmental and private educational institutions, including any type of training centers, schools, colleges and universities.

Based on the fact that our product does not require any specific training means, materials or knowledge and that the learning techniques are very simple and easy-to-understand, it can be used effectively and is designed for any user.

How We Compete

There are various software products in the international markets related to teaching foreign languages and the English language in particular. These products are manufactured and marketed by different producers and differ substantially both in terms of quality and price. It should be noted though that the educational sector is one the world's permanently growing business markets and has practically no limits in demand for effective educational material.

Our ability to successfully compete on the international arena is based on the following major factors. Distinctive character of our product. In our marketing campaign, we will focus on educating our potential customers about the distinctive features and benefits of our product such as subconscious mode of perception of the teaching material, ability to develop all language skills

(listening, speaking, reading and writing), etc., described above.

Many of the educational software products currently available in the market do not provide for the subconscious mode of instruction. Those which do, normally require the use of additional technical means such as TV sets or overhead projectors or double-side cards. For example, the autogenic training, which requires a substantial amount of additional time and which is not effective with every individual. Our product makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information occurs much faster than under available learning techniques, offered by other products.

Balanced Marketing Strategy. In accordance with our strategy for the development of the English language teaching program, we are planning to market and distribute our products through a network of regional agents and dealers. These agents and dealers will enter into agreements with and supply our educational aids to education institutions in such countries of the world as, Russia, Ukraine and other countries of the former Soviet Union.

Sound Price Policy. The selling prices for educational software products currently available in the markets, which are designed for teaching foreign languages, and the English language in particular, range from a few dozens to several thousand US dollars. In order to ensure the market entry and low entry barriers into this market, we are planning to maintain the selling prices for our product in average range of local market prices. Final determination of the actual and minimum selling price will be made in the course of the American English experimental training in one of the Russian education institutions in the second and third quarters of 2006.

RESEARCH AND DEVELOPMENT COSTS

We spent $30,020 during the last two years on research and development related primarily to the development and completion of our software product with necessary components, development of the lexical and grammatical material, legal protection of the intellectual property, as well as preparatory work to organize future sales of the end product. We have not incurred any research and development costs in our ready-mix concrete business.

INTELLECTUAL PROPERTY

On June 28, 2004, International Application No. PCT/US2004/02/07/64 was filed with the International Bureau of WIPO, Geneva, Switzerland and Confirmation No. 4543 was registered with the United States Patent and Trademark Office. However, we decided at present to change the way of protecting our intellectual property. We ensured the appropriate registration of our computer program instead of registering a patent for the software development technology. To date, protection of the right holders' intellectual property has been completed. We have secured the copyright of the right holders to the computer program for teaching the English language by ZS SuperTutor method by registering the computer program with Rospatent, the patent authority of the Russian Federation (Certificate 2005610779 dated April 4, 2005), the first country of application of the program, where we are planning to commence experimental training with the use of the Educational aid "American English. Primary Course. Part I". The Russian Federation is among countries who signed an international convention on intellectual property protection, which covers all the countries, including the United States, where we are planning to market this product.

Employees

As of January 31, 2006, we have five (5) employees who are all full time. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort. City Mix LLC, our subsidiary, currently has one employee, Andrey Kharlanov, its General Manager.

                             DESCRIPTION OF PROPERTY

New Jersey Corporate Headquarters: We presently utilize the home office of Eduard Klebanov located at 325 Flower Lane, Morganville, New Jersey as our corporate headquarters. Mr. Klebanov is our Vice President and Chairman of the Board of Directors. This is at no cost to us.

Abu Dhabi, UAE Lease: City Mix, LLC, our subsidiary, entered into a sublease agreement with our UAE national partner for sublease of land on which the concrete plant is constructed. The original agreement was dated November 26, 2000. Subject to this agreement, the term of the sublease is 20 years and renewable. The sublease payment is $13,605 per year. The Abu Dhabi Municipality registers the land sublease on an annual basis after an annual registration fee is paid.


City Mix, LLC, our subsidiary, has a lease agreement for office space. The annual lease payment is approximately $10,500. This amount is paid at the commencement of the lease. On June 14, 2005, we signed a new lease agreement for office space located in the center of the City of Abu Dhabi for the period from July 13, 2005 to July 12, 2006 with the same annual payment.


                                LEGAL PROCEEDINGS

From time to time in the normal course of business, we have been involved in litigation.

At present, we have one on-going litigation, which involves our subsidiary, City Mix LLC. It is connected with our claims against Armitage Engineering Co., LLC ("Armitage"), the main contractor of City Mix LLC. These claims are based on the fact that Armitage failed to complete its work on time in violation of its contractual agreement as per Contract of 03/28/99 and AnnexA-1 of 09/11/01 and refused to assume liabilities as stipulated by the contract. Armitage disputed the allegation of untimely performance and took a series of actions against us including locking of the City Mix LLC's factory site in order to thrust its unfair position on City Mix LLC, which resulted in substantial material damage to City Mix LLC. City Mix LLC consulted Al Tamimi & Company, one of the leading law firms in the United Arab Emirates, who studied the situation and concluded that Armitage's actions were illegal. In response to City Mix LLC's proposal to Armitage to resolve the dispute in an amicable way, in June 2002, Armitage filed Case 422/02 against City Mix LLC with the Abu Dhabi Court of First Instance, Abu Dhabi, United Arab Emirates seeking recovery from City Mix LLC of $158,514 representing final payment under the contract. At the same time, Armitage continued locking the City Mix LLC's site and refused to resume and complete the contractual work or assume contractual sanctions for untimely performance. Then City Mix LLC was advised by its lawyers to seek in court compensation from Armitage for the damage incurred due to non-performance by Armitage of its contractual obligations and illegal locking of City Mix LLC's site, which led to the inability of City Mix LLC to operate its factory. Therefore, City Mix LLC filed Urgent Case 72/02 against Armitage seeking to hold Armitage liable for illegal actions and to stop Armitage from locking City Mix, LLC's factory site so that City Mix LLC can use its own property. At the same time, City Mix LLC counter-sued Armitage under Case 422/02 for $739,048, daily compensation of $4,924 for loss of daily profits, and $2,449 for daily fees for a consultant. On December 23, 2003 the Abu Dhabi Court of First Instance, Abu Dhabi, UnitedArab Emirates issued a judgment in case 72/02, in which it confirmed the findings of its expert Saeed Geisah, who had been appointed by the court to investigate the issue, and ruled that Armitage's action to lock City Mix LLC's factory was illegal. This judgment is now being used as evidence against Armitage in Case 422/02 where City Mix LLC counter-sued Armitage and seeks compensation from Armitage for damages incurred.

As of May 2005, Armitage's claim and the City Mix LLC's counter-claim in Case 422/02 are still being examined by the court. The court has appointed an engineering expert to examine the claims of both parties In addition, we have one claim regarding the Anglo American Bank. We have $551,848 cash restricted by the Anglo American Bank, a Grenada Corporation, which is undergoing liquidation supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. At this time, there is no intention to become a party to the case in order to reclaim our funds but such a determination can be made at a later date. At December 31, 2004, we set up a provision for loss on this account in the amount of $275,924, due to the age of the matter.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name                              Age    Position


Yuli Ginzburg                      67    Vice President and Director
Yevsey D. Zilman                   60    President, Principal Executive Officer
                                         and Deputy Chairman of the Board of
                                         Directors
Eduard Klebanov                    41    Vice President, Principal Financial
                                         Officer, Principal Accounting Officer
                                         and Chairman of the Board of Directors
Leonard Khodorovsky                52    Director
Andrei Kharlanov                   44    General Manager, City Mix, L.L.C.

All directors set forth above have terms that commenced January 1, 2005 and expire December 31, 2005.

Our officers, Messrs. Ginzburg, Zilman and Kharlanov devote 100% of their time to our business. Messrs. Khodorovsky and Klebanov presently devote a minimal amount of time to our business. Once we raised the proceeds of this offering, they each intend to devote more significant time to our business.

Set forth below is certain biographical information regarding our executive officers and directors:

On March 11, 2005, Yan Jacob Rusanov resigned as our President. Thereafter, Andrei Petrov was appointed our President and Principal Executive Officer. On June 7, 2005, Mr. Petrov resigned as our President. Yevsey D. Zilman was appointed our President and Principal Executive Officer.

Yuli Ginzburg has been our Vice President and Director since December 2003. He has been our advisor in the engineering and technology areas. Mr. Ginzburg has more than 40 years experience in development and implementation of highly complex projects in electronic, chemical and paper industries. He has been an independent engineering consultant for several industrial clients since 2000. From 1983 to 2000, he was a Project Engineer with Sweitzer-Mauduit In., Inc. (NYSE: SWM), based in Spotswood, New Jersey. Its principal activity is to produce specialty papers and supply fine papers to the tobacco industry. The activities are separated into two segments: tobacco products and non-tobacco products. The tobacco products segment includes cigarette, plug wrap and tipping papers used to wrap various parts of a cigarette, reconstituted tobacco leaf for use as filler in cigarettes, reconstituted tobacco wrappers and binders for cigars and paper products used in cigarette packaging. The non-tobacco products segment includes lightweight printing and writing papers, coated papers for packaging and labeling applications, business forms, furniture laminates, battery separator paper, drinking straw wrap, filter papers and other specialized papers. From 1965 to 1982,he was the Group Leader at the Leningrad Project Bureau, based in Leningrad, Russia. He supervised the development of new processes, equipment and machinery for the light industry. The Leningrad Project Bureau designed equipment and machinery for the textile and paper industry. In 1959, he received a Master of Science degree in Mechanical Engineering from Technological Institute, based in Leningrad, Russia. From 1962-63, he studied Electro-Measuring Instruments at Polytechnic Institute, Leningrad, Russia. Mr. Ginzburg is a holder of 12 patents in Russia, and a trade secret in the United States.

Yevsey D. Zilman has been our Vice President and Deputy Chairman of the Board of Directors since December 2003. On June 7, 2005, Mr. Zilman was appointed our President and Principal Executive Officer. Mr. Zilman is an expert in development and management of technological, production processes and commercial projects. He has 30 years experience as a Technical and Administrative Manager in major governmental and commercial institutions. He had been the President, and Vice President of R.A.L.Y. Partners, Inc. R.A.L.Y. Partners, Inc. owned 70% outstanding shares of City Mix Management Inc. and exercised control over City Mix LLC through its controlling interest in City Mix Management Inc. One of Mr. Zilman's responsibilities as president of R.A.L.Y. Partners, Inc. was to oversee and advise on the management of City Mix LLC. He also was reviewing and analyzing additional projects for potential acquisition by R.A.L.Y. Partners, Inc. R.A.L.Y. Partners, Inc. ceased operations on October 31, 2004. It filed a certificate of dissolution with the New York State Department of State on January 14, 2005. From 2000 to the present, Mr. Zilman has been the President of Y.Z. Business Consulting, Inc., where he provides consulting services for a variety of commercial business projects. He also has significant experience in rail shipments, production of polyetheric garment accessories, and in cryogenic engineering. In 1968, he received his Masters in Mechanical Engineering from Russian Polytechnic Institute, Novocherkassk, Russia, and completed post-graduate education at the Russian Agricultural Institute. He also holds a Russian State Patent.


Eduard Klebanov has been our Vice President and Director since December 2003. In March 2005, he was appointed our Chairman of the Board of Directors. In May 2005, he became our Principal Financial Officer and Principal Accounting Officer. In May 2005, he became our Principal Accounting Officer. From 1998 to the present, he has been an Audit Manager at Shanholt Glassman Klein Kramer & Co., certified public accountants located in New York, New York. As an audit manager, he supervises, plans and performs certified audits, reviews and compilation engagements for medium sized public firms, with an emphasis on commercial and residential real estate. From 1990 to 1998, he was the Audit Supervisor at Ellenbogen Rubenstein Eisdorfer & Co., LLP. In 1986, he received his Bachelor of Science degree in Accounting from Brooklyn College, City University of New York.


Leonard Khodorovsky has been our director since December 2003. Since 1981, he has worked as an electrical engineer and support maintainer for the NYC Transit Authority. His responsibilities include testing different systems of a car, locating problems, repairing and testing electrical systems, wiring and installing electrical components, running tests of subway cars, tests and repairs of electrical motors and tests and repair of temperature control systems of cars. In 1983, he received his diploma in Business Management Administration from Touro College of New York, based in New York City. In 1976, he received his Masters Degree in Telecommunication Systems from the University of Telecommunications based in Odessa, Ukraine.

Andrei Kharlanov has been the General Manager of our subsidiary, City Mix, LLC since 2000. City Mix, LLC is located in Abu Dhabi, United Arab Emirates. He is responsible for managing the operations of City Mix, LLC. From 1978 to 1983, he attended the Foreign Languages Institute located in Moscow, Russia.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2004, 2003 and 2002. Since Mr. Zilman just became our President and Principal Executive officer on June 7, 2005, we have not included information for him for the years ended December 31, 2004, 2003 and 2002:

                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation                    Long-Term Compensation

Name and Principal Position           Year     Salary   Bonus    Other Annual   Restricted      Securities
                                               (1)(3)            Compensation   Stock Award(s)  Underlying Options
                                      2005          0       0        0            0                0
Yevsey Zilman, President and
Principal Executive Officer           2004          0       0        0            0                0

                                      2003          0       0        0            0                0

Jacob Rusanov, Former President       2005          0       0        0            0                0

                                      2004          0       0        0            0                0

                                      2003          0       0        0            0                0


Andrei Kharlanov, General Manager     2005    $44,816       0        0            0                0
of City Mix, LLC
                                                                     0            0                0
                                      2004    $59,755 $10,885
                                                                     0            0                0
                                      2003    $63,289 $30,281

                                      2002    $51,812 $ 4,952


Andrei Petrov, Former President and   2005          0       0   50,000 Shares of  0                0
                                                                of Common stock
Principal Executive Officer (2)
                                      2004          0       0        0            0                0

                                      2003          0       0        0            0                0

(1) Since inception, the only person that has received salary is our general manager. We have paid our general manager, Andrei Kharlanov, for our subsidiary, City Mix LLC, the sum of $4,490 per month pursuant to a contract that commenced on November 27, 2001.
(2) Mr. Petrov was appointed President and Principal Executive Officer in March 2005. Pursuant to his agreement to become our President and Principal Executive Officer, he received 50,000 shares with an agreement that he shall receive an additional 50,000 shares every 3 months thereafter until he receives an aggregate of 300,000 shares. Since he resigned on June 7, 2005, he retained the initial 50,000 shares he received and the remainder of his agreement was nullified. Such 50,000 shares were valued at $0.25 per share for a total value of $12,500
 (3) In the fiscal year 2004, we paid Eduard Klebanov, our Chairman of the Board of Directors, the sum of $3,000 for his services to us for internal bookkeeping. In addition, in 2003, he received 150,000 shares of our common stock for his work on the Board of Directors.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003.

                       OPTIONS GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)


Name  Number of securities   Percent of total       Exercise or base Price
      underlying options     options granted to     Expiration Date ($/Share)
      granted (#)            employees in last
                             fiscal year


None


AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2003 and held as of December 31, 2003, by the executive officer named in the Summary Compensation Table.

 Name    Shares acquired on    Value realized ($)     Number of Securities      Value of Unexercised
            exercise (#)                             Underlying Unexercised    In-the-Money Options at
                                                        Options at Fiscal           Fiscal Year-
                                                           Year-End(#)                End($)(1)
                                                   Exercisable/ Unexercisable       Exercisable/
                                                                                    Unexercisable



 None

Employment Contracts


We presently do not have any employment agreements with our officers except for Andrei Kharlanov, general manager of our subsidiary, City Mix LLC. His employment contract commenced on November 27, 2001. It is an unlimited period contract with an annual 30 days leave and a monthly salary of $4,490. The contract is terminable at any time by either party with one month prior notice. The contract can also be terminated immediately without any notice (a) by us if Mr. Kharlanov fails to perform his basic duties and continues to do so in spite of a written warning; is absent without a legitimate reason for more than seven continuous days; or commits other violations as per the labor laws of the UAE; and (b) by Mr. Kharlanov if we fail to perform our obligations as per the contract. Upon the contract termination for whatever reason, Mr. Kharlanov is entitled to severance equal to 21 days wages for each year of the first five years of employment and 30 days wages for each additional year of employment provided that the total severance payment does not exceed the wages of two years.


We recently agreed to give Mr. Klebanov the following shares based on his position as our Vice President: 100,000 shares of our restricted common stock which shall vest in four (4) quarterly installments of 25,000 shares each. The initial 25,000 shares vest on September 15, 2005.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans We presently do not have any stock option plans.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of January 31, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:


Name and Address of                Amount and Nature of   Percent of  Percent of
Beneficial Owner                   Beneficial Ownership    Class (1)   Class (2)



Andrei Petrov (former officer)
158C East Main Street                    50,000              *           *
Ramsey, NJ 07446


Yevsey Zilman (3)
182 Myrtle Ave                        7,473,790            17.52%      12.74%
Mahwah, NJ 07430


Yuli Ginzburg
4 Schindler Drive South               6,953,800            16.30%      11.85%
Old Bridge, NJ 08857


Eduard Klebanov
325 Flower Lane                         165,000              *           *
Morganville, NJ 07751


Leonard Khodorovsky
2738 East 28th Street                    70,000              *           *
Brooklyn, New York 11235


Eugene Gurevich
2-01 50th Ave., Apt 28B               5,964,930            13.98%      10.17%
Long Island City, NY 11101


Vladimir Davidov
23 Place                              5,040,000            11.81%       8.59%
Karhula Finland 48601

Andrey Kharlanov
1101, Sultan Tower, Liwa Street       2,531,200             5.93%       4.31%
Abu Dhabi, P.O.Box 47427,
United Arab Emirates


Alexander Shishkin
Apt. #310, 6 Bibliotechnaya,          6,400,000            15.00%      10.91%
Moscow, Russia 129090


Eugene Koupsin
15-17 Rubinsteyn Street               3,200,000             7.50%       5.45%
St. Petersburg, Russia


Officers and Directors
as a Group (6 including Mr.          17,243,790            40.42%      29.39%
Kharlanov, the general manager
of City Mix, LLC )


* - Less than 1%

(1) percent of class before offering based on 42,665,000 shares issued and outstanding after giving effect to a 1 for 10 forward split of our shares of common stock undertaken on October 20, 2004.
(2) percent of class after offering based on 58,665,000 shares issued and outstanding, assuming the maximum offering is sold .
(3) Includes 1,400,000 shares held by Olga Safanova, Mr. Zilman's wife; and 100,000 shares held by Mikhail Safonova, Mr. Zilman's minor son.

                                    DILUTION


Net tangible book value as of September 30, 2005 was $2,671,574 or $.06 per share of common stock. Net tangible book value per share represents tangible assets less liabilities divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $.25 per share. At sales levels indicated, our pro forma net tangible book value at September 30, 2005 would have been $3,626,141, $4,626,141, $5,626,141 and $6,626,141, respectively.

There were no sales to officers, directors, promoters, or affiliated persons of common stock in the past 5 years at prices significantly less than the offering price.



                                                Number of Shares of Common Stock to be Sold in the Offering
                                                 4,000,000       8,000,000      12,000,000      16,000,000
                                                   Shares         Shares          Shares          Shares

Public offering price per share                    $0.25          $0.25          $0.25            $0.25

Net tangible book value before the offering         0.06           0.06           0.06             0.06


Increase in net tangible book value                 0.02           0.03           0.04             0.05
attributable to new investors

Pro forma net tangible book value per share         0.08           0.09           0.10             0.11
after the offering

Dilution per share to new public                   $0.17          $0.16          $0.15            $0.14

There were no sales to officers, directors, promoters and affiliated person of common stock in the past five years at prices significantly less than the offering price.

                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 2,331,410 shares of our common stock. None of the selling shareholders listed below are affiliates of broker-dealers.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 31, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                    Percent of
                                                      common
Name of selling stockholder          Shares of      shares owned      Shares of common     Number of   Percent of shares
                                    common stock    prior to the      stock to be sold in  shares owned    owned after
                                    owned prior to   offering(1)       the offering (1)    after the        offering
                                    the offering                                           offering


Anna Ginzburg (2)                      991,410          2.32%                  991,410      0              0
Nikita Sukhin
                                        20,000           *                      20,000      0              0
Mikhail Khrakovsky
                                        10,000           *                      10,000      0              0

Victoria Reznik                         10,000           *                      10,000      0              0
Ilya Bykov
                                        20,000           *                      20,000      0              0
Mark Filstein
                                        20,000           *                      20,000      0              0

Margarita Ginzburg (2)                  10,000           *                      10,000      0              0
Tatiana Klatz
                                        20,000           *                      20,000      0              0
Julia Parsons
                                        50,000           *                      50,000      0              0
Julie Litvinova
                                        10,000           *                      10,000      0              0
Alla Shor
                                        30,000           *                      30,000      0              0
Mikhail Kupsis
                                        10,000           *                      10,000      0              0
Ekaterina Gavin
                                        10,000           *                      10,000      0              0
Tigran Makarian
                                        10,000           *                      10,000      0              0
Mikhail Shor
                                        10,000           *                      10,000      0              0

Julian Parsons
                                        10,000           *                      10,000      0              0
Elena Marcucci
                                        10,000           *                      10,000      0              0
Boris Zavlin
                                        10,000           *                      10,000      0              0
Larisa Garcia
                                        10,000           *                      10,000      0              0
Walter Eizenberg
                                        10,000           *                      10,000      0              0
Ashley Goodman
                                        30,000           *                      30,000      0              0
Marina Ivanova
                                        10,000           *                      10,000      0              0
Berci Cherpician
                                        10,000           *                      10,000      0              0
Vadim Nebuchin
                                        10,000           *                      10,000      0              0
Yury Rubinovich
                                        10,000           *                      10,000      0              0
Elena Smirnova
                                        10,000           *                      10,000      0              0
Dilbar Sultanova
                                        10,000           *                      10,000      0              0
Gla Ni
                                        10,000           *                      10,000      0              0
Lana Koifman
                                        20,000           *                      20,000      0              0
Igor Sluzhevsky
                                        20,000           *                      20,000      0              0
Zhana Kvetnaya
                                        10,000           *                      10,000      0              0
Araz Khachatrian
                                        20,000           *                      20,000      0              0
Oksana Tkachenko
                                        10,000           *                      10,000      0              0
Natalia Sarafanova
                                        10,000           *                      10,000      0              0
Teresa Bergstrom
                                       220,000           *                     220,000      0              0
Galina Polina
                                        10,000           *                      10,000      0              0
Marina Terletsky
                                        30,000           *                      30,000      0              0
Alexander Terletsky
                                        20,000           *                      20,000      0              0
Boris Magidenko
                                        20,000           *                      20,000      0              0
Souren Soumbatov
                                        20,000           *                      20,000      0              0
Sonia Bromberg
                                       500,000          1.17%                  500,000      0              0
Jacob Fortun
                                        20,000           *                      20,000      0              0
Anna Kanevsky
                                        20,000           *                      20,000      0              0

*-Less than 1%

(1)  Based on 42,665,000 shares issued and outstanding as of January 31, 2006.
(2) Anna Ginzburg and Margarita Ginzburg are the adult daughters of Yuli Ginzburg, our officer and director.


                              PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis through Messrs. Zilman and Ginzburg. There are no minimum purchase requirements. The offering shall be undertaken for a twelve (12) month period from the date of commencement. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Messrs. Zilman and Ginzburg will be the only people that will conduct the direct public offering. Investors purchasing the 16,000,000 shares that we are offering will be purchasing their shares from us and not from our selling security holders. Messrs. Zilman and Ginzburg intend to offer and sell the shares in the primary offering through their business and personal contacts. They will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10%of the offering price to participating broker-dealers who participate in the sale of shares. Our officers and directors may not purchase shares in this offering.

Messrs. Zilman and Ginzburg are the only persons that plan to sell our common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, both Messrs. Zilman and Ginzburg (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with their participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, they will not be an associated person of a broker or a dealer; (iii) pursuant to Rule3a4-1(a)(4)(ii), Messrs. Zilman and Ginzburg will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us other than in connection with transactions in securities; they are not a broker or dealer, or an associated person of a broker or dealer within the last12 months; and they have not participated in, or do not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*    ordinary brokers transactions, which may include long or short sales,

* transactions involving cross or block trades on any securities or market where our common stock is trading,

* purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,

* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

* through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*    any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933,and any commissions received by them and any profit realized by them on there sale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $102,500.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

If there is any change in our selling security holders subsequent to the effectiveness of this registration statement, we will file either a 424 amendment or a psot-effective amendment to reflect such change.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eduard Klebanov, our Vice President and Chairman of the Board of Directors, assists us with our internal accounting on a consultant basis.

Effective August 8, 2005, we signed a license agreement with YZ Business Consulting. The License Agreement is the primary asset we are using to develop, market and distribute educational aids in the form of a computer program for teaching American English as a second language with the aid of a personal computer. Yevsey D.Zilman, our President and Deputy Chairman of the Board of Directors owns YZ Business Consulting. Pursuant to the agreement, we are required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the educational aids after complete recovery of all our initial stage operation costs, including legal fees, advertising and production. The regular payments of the royalties will be reduced if necessary to insure that there is no loss for us in this type of activity.


In City Mix LLC we have a partner, a U.A.E. national, Mubarak S. Jaber Al Ahbabi ("Mr. Mubarak"), who is a 51% ownership in City Mix LLC. It is a legal requirement in the United Arab Emirates for a non-resident entity to have a UAE national in a limited liability company. Our shareholding relationship with Mr. Mubarak with regard to City Mix LLC is based on and governed by the following:

o Share Transfer and Amendment to the Memorandum of Associations, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC; with all powers to exclusively operate and manage the business of City Mix LLC;
o Power of Attorney from Mr. Mubarak, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of the general assembly of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and
o    Agreement dated November 26, 2000, whereby:
o We acquired all the assets and liabilities, and the above ownership, management and operational rights in City Mix LLC by virtue of the above Share Transfer, Power of Attorney and Agreement.
o Mr. Mubarak shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not sell, transfer, assign or otherwise dispose of his ownership in the company without our written consent, and not to have any role whatsoever in the management and operation of City Mix LLC. Mr. Mubarak shall not be liable for any liabilities of City Mix LLC.
o Mr. Mubarak is entitled to receive, on an annual basis, a fixed fee (named `sponsorship fee') of approximately $55,000 and 2% of gross revenues of the company.
o The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by mutual written consent of the parties or by any party in the event of material violations of terms and conditions.

In the fiscal year 2004, we paid:
(i) $49,000 to YZ Business Consulting, Inc. for business consulting services to us pursuant to a Consultancy Agreement dated January 6, 2004 between us and YZ
Business Consulting, Inc., which is a separate arrangement from License Agreement between the same parties dated July 26, 2002, The maim terms and conditions of the above Consultancy Agreement are as follows.

o Subject of Agreement. YZ renders to Royal Capital business consulting services on all aspects of organization and conducting of Royal Capital business.
o Remuneration. In consideration of the services provided thereunder, YZ receives from Royal Capital remuneration as per invoices issued by YZ to Royal Capital.
o Duration. The Agreement is in force until terminated either by a mutual consent of the parties or at any time by one party by giving the other party a one-month notice of termination. $3,000 to Eduard Klebanov, our Chairman of the Board of Directors, for his services to us for internal bookkeeping

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.0001 par value common stock. On October 20, 2004, we undertook a 1 for 10 forward split of our issued and outstanding stock. At January 31, 2006, we had 42,665,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.


Preferred Stock


We are presently authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. At January 31, 2006, we had no shares of preferred stock outstanding. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the most recent fiscal year and interim period subsequent to December 31, 2004, there have been no disagreements with Demetrius & Company, LLC, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We engaged Gately & Associates as our independent public accountant on January 27, 2004 for the years ended December 31, 2003, December 31, 2002, and from inception (as restated) (December 11, 2000) through December 31, 2003. In February, 2005 we dismissed Gately & Associates, LLC (Gately) as our independent public accountant, which was approved by our board of directors, and selected Demetrius & Company, L.L.C. on March 4, 2005 to serve as our independent public accountant for the year ended December 31, 2004. We have had only these two independent accountants during the last two fiscal periods. Gately & Associates audited City Mix Management for the periods prior to the merger.


Our financial statements for the years ended December 31, 2003 and 2002 and the deficit accumulated from inception until December 31, 2003 were audited by Gately & Associates, LLC, whose report on such financial statements did not include any adverse opinion, or disclaimer of opinion, nor qualified or modified as to audit scope or accounting principles. Gately & Associates, LLC audited our financial statements since inception. There were no disagreements with Gately & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with the audit of the years ended December 31, 2003 and 2002 and the deficit accumulated from inception until December 31, 2003 and subsequent interim periods preceding their dismissal in February, 2005.

No report of Gately & Associates on our financial statements for the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles. During such fiscal periods, there was no "reportable events" within the meaning of item 304(a)(1) of Regulation S-B promulgated under the Securities Act of 1933.

                                 TRANSFER AGENT

To date, we have not hired a transfer agent. We are in the process of retaining a transfer agent.

                                     EXPERTS

The audited consolidated financial statements as of December 31, 2004 and the year then ended included in this prospectus have been audited by Demetrius & Company, LLC, independent registered public accounting firm, and are included herein in reliance upon the report of said firm given upon their authority as experts in accounting and auditing. The consolidated financial statements as of December 31, 2003 and for the period from inception (December 11, 2000 ) were audited by Gately & Associates, LLC, independent registered public accounting firm, and are also included herein in reliance upon their report upon their authority as experts in accounting and auditing

                                  LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

                              FINANCIAL STATEMENTS


We have attached to this prospectus copies of our audited balance sheet as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the two years then ended and the period of December 2000 (Inception) to December 31, 2004. We have also attached copies of our unaudited balance sheet as of September 30, 2005 and the related statements of operations, stockholders' equity and cash flows for the nine month period ending September 30, 2005.

                          ROYAL CAPITAL MANAGEMENT INC.
                                 AND SUBSIDIARY
                          (A development stage company)

                          Audited Financial Statements

         For the June 30, 2005 and the year ending on December 31, 2004






--------------------------------------------------------------------------------

Table of Contents


                                                                        Page
                                                                        -----
Audited Financial Statements
  Report of Independent Certified Public Accountants                    1 - 2
  Consolidated Balance Sheets                                           3
  Consolidated Statements of Operations                                 4
  Consolidated Statement of Stockholders Equity                         5
  Consolidated Statements of Cash Flows                                 6
  Notes to Financial Statements                                         7 - 13

       ROYAL CAPITAL MANAGEMENT INC.
       (A Development Stage Company)

       Consolidated Balance Sheet
       --------------------------

       All figures are expressed in U.S. Dollars
                                                                                As at December 31, 2004  As at September 30, 2005
                                                                                ----------------------- ------------------------

                                                                                        (Restated)                 (Unaudited)
       ASSETS

       Current Assets
       Cash                                                                                  $ 108,638               $ 26,708
       Accounts receivables, trade                                                              37,320
       Deposits, advances and prepayments                                                       27,946                 57,789
                                                                                  --------------------- ----------------------
       Total Current Assets                                                                    173,904                 84,497

       Vehicles and office equipment, net                                                      350,377                258,244
       Construction in progress (plant and equipment), at cost                               2,637,683              2,637,683
       Patent cost                                                                              10,017                 13,834
       Deferred offering costs                                                                  52,000                 69,097
       Receivable from bank                                                                    275,924                275,924

                                                                                  --------------------- ----------------------
       Total Assets                                                                        $ 3,499,905            $ 3,339,279
                                                                                  ===================== ======================

       LIABILITIES AND STOCKHOLDERS' EQUITY

       Current Liabilities
       Accruals and provisions                                                                $ 78,474               $ 59,702
       Bank loan payable, current portion                                                       74,169                 74,169
                                                                                  --------------------- ----------------------
       Total Current Liabilities                                                               152,643                133,871

       Long term debt:
            Long term loan                                                                     404,970                423,194
            Bank loan payable, less current portion                                            108,789                 53,573

       Equity

       Common stock - $.0001 par value;
          authorized 60,000,000 shares;
          issued and outstanding:42,600,000 and 42,650,000                                       4,260                  4,265
       Additional paid-in-capital                                                            4,280,792              4,293,287
       Deficit accumulated during development stage                                         (1,451,549)            (1,568,911)

                                                                                  --------------------- ----------------------
       Total Equity                                                                          2,833,503              2,728,641
                                                                                  --------------------- ----------------------

                                                                                  --------------------- ----------------------
       Total Liabilities and Equity                                                        $ 3,499,905            $ 3,339,279
                                                                                  --------------------- ----------------------

   The accompanying notes are an integral part of these financial statements.

 ROYAL CAPITAL MANAGEMENT INC.
 (A Development Stage Company)

 Consolidated  Statement of Operations

 All figures are expressed in U.S. Dollars

                                                                                                                Period from
                                                                                                                 Inception
                                                                                                                  Through
                                                              Year Ended             Nine Months Ended          September 30,
                                                              December 31,             September 30,                2005
                                                        ------------------------- ---------------------------- ---------------
                                                        2004             2003         2005          2004
                                                        ----             ----         ----          ----
                                                                       Restated          (Unaudited)                Restated

 Revenue, truck rentals                                  $ 447,837     $ 455,925    $ 281,547       $ 335,878      $ 1,288,833
                                                        -----------  ------------ ------------ --------------- ----------------


 Costs and general and administrative expenses
 Depreciation on vehicles and office equipment             123,027       122,401       92,131          92,316          592,491
 Salary and benefits                                        76,081       115,039       44,816          44,816          600,336
 Stock Base Compensation                                                   8,969       12,500                           21,469
 Management fees                                                          55,266                                       139,408
 Sponsorship fees                                           54,422        54,422       47,536          40,816          300,891
 Legal fees                                                 19,028         6,245       21,957          10,755          109,957
 Consultancy fees                                           49,500         4,860       40,500          36,000           94,860
 Other expenses                                            127,444        65,048      107,909          73,992          552,700
                                                        -----------  ------------ ------------ --------------- ----------------
                                                           (449,502)     (432,250)    (367,349)       (298,695)      (2,412,112)
                                                        -----------  ------------ ------------ --------------- ----------------

 Operating Income (Loss)                                    (1,665)       23,675      (85,802)         37,183       (1,123,279)

 Other income (expense)
 Provision for loss - Receivable from bank                (275,924)                                                   (275,924)
 Finance costs - interest                                  (34,128)      (51,239)     (26,000)        (25,912)        (235,618)
                           - check discounting              (4,590)      (10,176)      (5,560)         (4,040)         (32,386)
 Other non-operating Income / (Expense)                     22,397         8,561            0           6,375           98,296

                                                        ------------ -----------------------------------------------------------
                                                          (292,245)      (52,854)     (31,560)        (23,577)        (445,632)
                                                        ------------ -----------------------------------------------------------

 Net Income (Loss)                                      $ (293,910)    $ (29,179)  $ (117,362)       $ 13,606     $ (1,568,911)
                                                        ============ ===========================================================

 Basic Net Loss Per Common Share                           $ (0.01)      $ (0.00)     $ (0.00)         $ 0.00

 Weighted Average Common Shares Outstanding             42,600,000    42,600,000   42,625,000      42,600,000

   The accompanying notes are an integral part of these financial statements.

 ROYAL CAPITAL MANAGEMENT INC.
 (A Development Stage Company)

 Consolidated Statement of Changes in Equity For the six months ended September 30, 2005 and for the Period From Inception (December 11, 2000) through September 30, 2005

 All figures are expressed in U.S. Dollars

 -----------------------------------------------------------------------------------------------------------------------------------
                                                         Common Stock
                                               ------------------------------------

                                                                                 Additional Paid    Accumulated
                                                    Shares           Amount        In  Capital        Deficit          Total
 -----------------------------------------------------------------------------------------------------------------------------------
 Initial Capital at December 11, 2000             32,991,410         $3,299        $4,242,964             $0          $4,246,263

 Shares issued in connection with merger             640,000             64            82,304                             82,368

 Cost of merger                                                                       (82,368)                           (82,368)

 Net loss for period of December 11, 2000
 to December 31, 2002                                                                              (1,128,460)        (1,128,460)

 Issuance of shares for services                   8,968,590            897             8,072                              8,969

                                               ----------------- -------------- --------------- ---------------- -------------------
 Balance as at January 1, 2003                    42,600,000          4,260         4,250,972      (1,128,460)         3,126,772

 Additional capital contributed                                                        29,820                             29,820


 Net loss                                                                                             (29,179)           (29,179)
                                               ----------------- -------------- --------------- ---------------- -------------------

 Balance as at December 31, 2003                  42,600,000          4,260         4,280,792      (1,157,639)         3,127,413

 Net loss                                                                                            (293,910)          (293,910)
                                               ----------------- -------------- --------------- ---------------- -------------------

 Balance as at December 31, 2004                  42,600,000          4,260         4,280,792      (1,451,549)         2,833,503

 Stock Base compensation                              50,000              5            12,495                             12,500

 Net loss                                                                                            (117,362)          (117,362)
                                               ----------------- -------------- --------------- ---------------- -------------------

 Balance as at September 30, 2005 (Unaudited)     42,650,000        $ 4,265        $4,293,287    $ (1,568,911)       $ 2,728,641
                                               =====================================================================================

   The accompanying notes are an integral part of these financial statements.

       ROYAL CAPITAL MANAGEMENT INC.
       (A Development Stage Company)

       Consolidated Cash Flow Statement

       All figures are expressed in U.S. Dollars

                                                                                                          Period from
                                                                                                           Inception
                                                                                                            Through
                                                            Year Ended            Nine Months Ended       September 30,
                                                            December 31,            September 30,             2005
                                                      ------------------------- ------------------------
                                                         2004          2003        2005      2004
                                                          ----          ----        ----      ----
                                                                    Restated         (Unaudited)             Restated
Cash Flow from Operating Activities                                 --------          ---------              --------
Net Loss                                             $  (293,910) $    (29,179) $ (117,362) $   13,606  $ (1,568,910)
Adjustments :
-------------
Depreciation                                             123,027       122,401      92,131      92,316       592,491
Accretion on long-term debt                               22,923        21,652      18,224      17,192       120,577
Receivable from bank                                                                                        (551,847)
Stock based compensation                                                 8,969      12,500                    21,469
Provision for loss - Receivable from bank                275,924                                             275,924
Gain on disposal of plant & equipment                                                                        (25,048)
                                                     -----------  ------------  ----------  ----------  ------------
Net profit before changes in operating assets
and liabilities                                          127,964       123,843       5,493     123,114    (1,135,344)
Decrease / (Increase) in accounts receivables            (37,320)                   37,320    (111,959)
Decrease / (Increase) in deposits, advances
and prepayments                                           (9,717)      324,843     (29,841)      1,334       (57,787)
(Decrease) in accounts payable                                          (5,469)
(Decrease) / Increase in accruals and provisions          (2,705)       60,961     (18,772)    (10,639)       59,701
                                                     -----------  ------------  ----------  ----------  ------------
Net cash flow from / (used in) operating activities       78,222       504,178      (5,800)      1,850    (1,133,430)
                                                     -----------  ------------  ----------  ----------  ------------

Cash flow from investing activities

Purchase of plant and equipment                           (5,502)     (345,752)                 (5,502)   (3,189,054)
Proceeds from disposal of plant and equipment                                                                 28,298
Increase In patent cost                                  (10,017)                   (3,817)    (10,017)      (13,834)
                                                     -----------  ------------  ----------  ----------- ------------
Net cash used in investing activities                    (15,519)     (345,752)     (3,817)    (15,519)   (3,174,590)
                                                     -----------  ------------  ----------  ----------- ------------

Cash flow from financing activities
Proceeds of loans                                                                                            427,515
Repayment of bank loan                                   (67,707)      (52,496)    (55,215)    (49,782)     (299,772)
Increase In deferred offering cost                       (52,000)                  (17,097)    (35,600)      (69,097)
Proceeds from issuance of common shares                                 29,820                             4,276,083
                                                     -----------  ------------  ----------  ----------  ------------
Net cash (used in) / flow from financing activities     (119,707)      (22,676)    (72,312)    (85,382)    4,334,729
                                                     -----------  ------------  ----------  ----------  ------------
(Decrease) / Increase in cash and cash equivalents       (57,004)      135,750     (81,929)    (99,051)       26,709
Cash  as at beginning                                    165,642        29,892     108,638     165,642             0
                                                     -----------  ------------  ----------  ----------  ------------
Cash and cash equivalents as at end                  $   108,638  $    165,642  $   26,709  $   66,591  $     26,709
                                                     ===========  ============  ==========  ==========  ============

Supplemental Cash Flow Statement Information
Cash paid for interest                               $    15,795  $     39,763    $ 13,337  $   12,759     $ 147,431

Non cash investing and financing activities
Trucks acquired by assumption of debt                                                                      $ 302,617
Imputed interest                                          22,923        21,652      18,224      17,192       120,577
Stock Based Compensation                                          $      8,969    $ 12,500                  $ 21,469
Stock issued in merger                                                                                      $ 82,368

   The accompanying notes are an integral part of these financial statements.

                          ROYAL CAPITAL MANAGEMENT INC.
                                 AND SUBSIDIARY
                          (A development stage company)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          Unaudited with respect to the Six Months Ended June 30, 2005

NOTE 1 --- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of Operations

Royal Capital Management, Inc. (the "Company"), a development stage company, was established on January 11, 1994 under the laws of the State of New Jersey, a USA company. The Company is developing Language Education Software. Also, thru its subsidiary, City Mix, LLC, it is entering into the manufacture of ready mix concrete. The Company has established its intended operations in the Abu Dhabi Municipality, Abu Dhabi, United Arab Emirates (UAE). For accounting purposes, the subsidiary corporation (City Mix) is considered the accounting acquirer of the Company.

The Company also holds certain computer program technology, English as a second Language Education Software that is being developed into Educational Software application "English as a second Language" this is intended to be a separate business from City Mix, the subsidiary.

All inter-company account balances and transactions have been eliminated in the accounting consolidation of these companies as guided by US Generally Accepted Accounting Principles under Financial Accounting Standard No. 94 "Consolidation of All Majority-Owned Subsidiaries".

Basis of Presentation

On December 17, 2003, the Company issued 32,000,000 shares and acquired 49% of the outstanding securities of City Mix LLC (City Mix), a private development stage enterprise (the Merger). Although Royal Capital Management Inc. (RMC) is the legal survivor in the Merger and will be the registrant with Securities and Exchange Commission, the owners and management of City Mix have operating control of the Company as a result of the exchange of stock. Therefore this transaction is a capital transaction in substance, other than a business combination. That transaction is the equivalent to the issuance of stock by a private company for the net monetary assets, accompanied by the recapitalization of City Mix. Under accounting principles generally accepted in the United States, the acquisition was accounted for as a reverse acquisition, no goodwill or other intangible assets are recorded, whereby City Mix is considered the "Acquirer" of RMC for financial reporting purposes as its shareholders controlled more than 50% of the post transaction combined company. This requires RMC to present the financial statements and other public information filings, after completion of the merger prior historical information of City Mix and requires retroactive restatement of City Mix historical shareholders with investment for the equivalent number of shares received in the Merger. Accordingly, the accompanying consolidated financial statements present the results of operations of City Mix (a development stage company) from December 11, 2000 (date of inception) to December 31, 2004 and for the years ended December 31, 2004 and 2003 and reflect the acquisition of RMC on December 17, 2003. The operations reflect the combined operations of RMC and City Mix since that date.

Results of Operations, Liquidity, Capital Resources and Going Concern

The Company's financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company's shareholders may fund, at their discretion, any shortfalls in the Company's cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period.

While in the development stage, City Mix is making use of its 16 cement mixer trucks by renting them to a single company.

Basis of Accounting

The Company's financial statements are prepared in accordance with US Generally Accepted Accounting Principles.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates --- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Cash and Cash Equivalents --- Cash and cash and equivalent includes cash on hand, demand deposits and short term investments with initial maturities of three months or less.

Concentrations of Credit Risk --- Financial instruments which potentially subject the company to concentrations of risk consist primarily of cash and cash equivalents. At December 31, 2004 and September 30, 2005, the Company had cash balances of $ 658,286 and $581,821 (including $551,848 before provision of $275,924 of uncollectible amounts) respectively in foreign banks that do not guarantee the cash balances. The portion of the deposits in excess of $100,000 in US institutions are not subject to US FDIC insurance and represents a credit risk to the Company. As at December 31, 2004 and June 30, 2005, the Company had deposits of $ 2,087 and $7,248 in US banking institution.

Trade Receivable --- Trade receivables are carried at anticipated realizable value. A provision is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written off during the year in which they are identified.

Property  and   Equipment  ---  Property  and  equipment  are  stated  at  cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred, as are any items purchased which are below the Company's capitalization threshold of $1,000. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. Repairs and maintenance costs are expenses as incurred.

Impairment of Long Lived Assets--In accordance with the provisions of SFAS -- 121 "Accounting for the impairment of long--lived assets and for long-lived assets to be disposed of,"company reviews long-lived assets, such as property and equipment, for impairment whenever event or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized for assets to be held and used when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There have been no impairment losses through December 31, 2004.

Revenue and Cost Recognition --- Revenue is recognized in accordance with guidelines of SAB 101; when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the seller's price to the buyer is fixed or determinable; and when collection is reasonably assured.

Historical Net Income Per Share --The Company computes net income per common share in accordance with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB/ 98"). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the numbers of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Income Taxes --- The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities for USA taxes. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currencies --- The Company's subsidiary operates with its functional currency in UAE Dirhams at rates ruling when entered. The translation of the financial statements is done at USD 1 = AED 3.675. The exchange rate between US dollars and UAE Dirhams are fixed, hence there are no translation adjustments. The Company uses Financial Accounting Standard No. 52 "Foreign Currency Translation" to account for foreign currencies.

Fair Value of Financial Instruments --- The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, deferred offering cost, accounts payable, accrued expenses, notes payable and installment loan payables approximate to their fair values at December 31, 2004.

Stock-based compensation --- The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock: Based Compensation"

Under the provision of SFAS 123, employee stock awards under the company's compensation plan can be either expense based on the fair value of stock options or to use intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock issued to Employees" (APB 25), and related interpretations The company has elected to measures compensation expense for cost of services received from employees in a share-based payment transaction using fair market value of the underlying stock awarded on the date of grant net of any amount employees pay (or obligated to pay) for the stock granted.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in conjunction with Selling, Goods or Services". The fair value of the stock awarded is used to measure the transaction, as this is more reliable than the fair value of services received. Fair value is measured as the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete The fair value of the stock award is charged directly to compensation expense and additional paid-in-capital.

New Authoritative Accounting Pronouncements --- The Company does not anticipate the adoption of recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flows.

NOTE 2 --- RECEIVABLE IN A CLOSED BANK

At December 31, 2004 and June 30, 2005 the Company had a receivable in the amount of $551,848 from a closed bank, the Anglo American Bank, a Grenada
Corporation. In July 23, 2002 government appointed controllers took over the affairs of the bank. The Company was also notified by the Ministry of Finance that the return of the funds to the account holders is being supervised by the Ministry. The company has made provision of $275,924 for the doubtful recovery from that bank due to the uncertainty involved. Further it is reasonably possible that the outcome of the uncertainties may result in a loss exceeding the amount provided in the financial statements, however due to the present status of this closed bank it is not possible for the company to estimate any amount or range of reasonably possible loss for the remaining balance.

NOTE 3 --- ACCOUNTS RECEIVABLE

Normal trade terms in the UAE are 90 days. At time of billing we are paid with a check post dated 90 days forward. If we require cash for operations these post dated checks are discounted at the HSBC at an annual rate of 9% much like a factoring arrangement. We have accounted for the discounting of the post dated checks as a sale. Ownership of these checks has been surrendered to the bank. The bank credits our account at the maturity of the check, and accordingly this transaction meets the criteria of SFAS 140, paragraph 9 for sale.

NOTE 4 --- DEPOSITS, ADVANCES AND PREPAYMENTS

                                                 December 31,      September 30,
                                                    2004               2005
Deposits                                       $          952    $        1,497
Advances to contractor                                  8,669             9,069
Prepaid insurance, rent and license fees               18,325    $       47,223
                                               ---------------   ---------------

                                               $       27,946    $       57,789
                                               ---------------   ---------------


NOTE 5 --- PROPERTY, PLANT AND EQUIPMENT

City Mix Management Co., Inc. (the Management Company) acquired the assets and liabilities (the majority of assets held) of City Mix L.L.C. (City Mix) in a private auction on November 18, 2000. The Management Company took over the factory being setup as the previous owners could not invest further to complete the project and commence commercial production. The cost of property acquired in the auction is the purchase cost together with any incidental expenses of acquisition. Subsequent costs are included in the asset's carrying amount or recognized as separate assets. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation on property, plant and equipment has been computed using the straight-line method at the annual rates estimated to write off the assets over its expected useful lives. Depreciation has not been charged on assets which have not been put to use except for vehicles (truck mixers) that are being rented, office furniture and office equipment in use from the date of acquisition.

Assets (Assets Life)                             December 31,      September 30,
                                                    2004               2005

Vehicles (7 years)                             $      781,551    $      781,551
Furniture and office equipment (4 years)               26,352            26,352
                                               ---------------   ---------------


                                                      807,903           807,903
Less : Accumulated depreciation                      (457,526)         (549,658)
                                               ---------------   ---------------

                                               $      350,377    $      258,244
                                               ===============   ===============

NOTE 6 --- PATENT COST

These amounts are incurred for registration of world wide patent of our English as a second Language Educational software. The patent cost is not being amortized as of September 30, 2005.

NOTE 7 --- DEFERRED OFFERING COST

In connection with a proposed IPO, the Company has recorded $52,000 at December 31, 2004 and $69,097 at September 30, 2005 of deferred offering costs, principally for accounting and legal services.

NOTE 8 --- LONG TERM DEBT

When the Company purchased the assets of the ready mix cement plant, including 16 transit cement mixer trucks, it assumed a loan payable to Ramoil Engineering S.R.L (an Italian company) for the purchase of the trucks in the amount of $652,071. The loan is payable in installments of operating income once the plant is operational and has profits. Based on our projections repayments will not begin until the year 2007. This loan does not include a stated interest rate and accordingly interest has been imputed at 6% or $349,454 over the life of the loan. Therefore, the original loan after imputed interest was $302,617. At December 31, 2004 the discounted balance due was $404,970 and at June 30, 2005 $417,119. There are no loan covenants or collateral.

The Company is liable on a loan payable to the First Gulf Bank that was also assumed as part of the auction purchase. The loan as renegotiated calls for interest at 5% per annum and is repayable in monthly installments of $6,803, including interest and is collateralized by 16 transit cement mixer trucks. Based on the repayment terms the loan the final payment will be made in May 2007.

Based on our estimates of required payments, long-term debt will mature over the next five years as follows:

                       Year ended
                       December 31

                          2005            $74,169
                          2006             77,963
                          2007            130,825
                          2008            100,000
                          2009            100,000


NOTE 9--- EQUITY

Common Stock

In October, 2004 the shares of the company were split 10 for 1. The accompanying financial statements have been retroactively adjusted to reflect the split in all periods presented.

The Company has authorized 60,000,000 of common stock with a par value of $0.0001 per share. As of December 31, 2004, the Company had issued and outstanding 42,600,000 common shares and 42,650,000 as of September 30, 2005.

In connection with the merger with City Mix the Company issued 32,991,410 shares of restricted common stock that were recorded at a fair value of $4,246,263. In regards to this transaction the Company also issued 640,000 shares of restricted common stock to various third parties for services pertaining to this merger at a fair value of $82,368 and charged additional paid-in capital. During 2002 the Company issued 8,968,590 shares of restricted common stock for services in connection the English language software at fair value of $8,969 which charged to compensation.

On March 11, 2005, Company issued 50,000 shares of restricted common stock to Mr. Andrei Petrov as President and Principal Executive Officer at fair value of $12,500 and charged it to compensation.


The Subsidiary

On December 17, 2003 the Company entered into an agreement whereby the Company issued 32,000,000 common shares of stock for all of the assets of City Mix, the subsidiary. On that same date the Company issued 640,000 shares for services connected to the above exchange of stock and assets.

"City Mix" shall be considered the name of the collective subsidiary relationships of the City Mix Management Co. Inc. and City Mix L.L.C., related companies whereby the board of directors have dissolved City Mix Management simultaneously with the share and asset exchange with the parent company.

City Mix plans to complete the development stage and become the operating company in the ready mix cement industry.

The Company acquired an effective 100% interest in City Mix L.L.C. (City Mix), a development stage company through the acquisition of assets of City Mix Management Co. Inc. (the Management Company), a Grenada West Indies corporation incorporated on December 11, 2000 by the Commonwealth of London. The Management Company was created to first acquire the development stage company, City Mix, in a private auction, to raise capital for this transaction, and to make certain contractual agreements with the UAE national. On November 18, 2000 the Management Company acquired a 49% ownership of City Mix with a contractual right to exercise 100% beneficial ownership and control in City Mix pursuant to the Power of Attorney granted by agreement of the 51% owner, a UAE national. In essence the agreement states that the Management Company shall exercise 100% beneficial ownership of City Mix by virtue of a power of attorney granted to it by Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) Of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital. As a result of the acquisition of assets of the Management Company, the Company assumed the above ownership and control rights in City Mix from the Management Company, and for this purpose on January 5, 2005 the Company registered with the competent UAE authorities a Share Transfer and Amendment to the Memorandum of Association of City Mix (Share Transfer) reflecting the Company being a 49% owner of City Mix, and a new power of attorney granted to the Company by the 51% owner of City Mix, authorizing the Company to exercise 100% beneficial ownership of City Mix. The term of the Share Transfer is twenty years and renewable. The Management Company was later dissolved simultaneously with the parent Company's exchange of common shares for the assets of City Mix. The shareholders of the Management Company also became shareholders in the parent Company.

NOTE 10 --- REVENUE CONTRACT

The Company has an operating lease agreement, including amendments with RMC Super Mix (RMC), whereby all 16 of its Astra, Italy Concrete Transit Mixer Trucks are rented by RMC. The agreement as amended is for various six month periods with a 30 day termination clause. Rentals amount is $1,632 a truck per month. During the term of the leases, RMC will engage drivers and other technical personnel. In addition, RMC will install their own tires before the agreement and at the end of each lease reinstall the Company's tires. Payment is to be made the first of the month with a 90 day post dated check issued in the name of the Company. Failure to issue the check on a timely basis will result in a penalty of 1/30th of the total monthly payment for each day of delay.

There is a concentration of risk when having only one rental contract.

NOTE 11 --- LITIGATION

From time to time in the normal course of business the Company has been involved in litigation. The Company's management has determined that past and current litigation will not have a material effect on the financial statements.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC ("City Mix") and their main contractor Armitage Engineering Co. LLC ("Armitage") is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

City Mix tried to resolve the dispute in an amicable way but with no success, and therefore it was advised that City Mix should seek a compensation for damages and losses in court.

Currently there are two court actions related to the dispute between City Mix and Armitage.

1. Main Action 422/02, in which Armitage seeks recovery of $158,514 representing the final payment under the contract and City Mix filed a counter claim claiming compensation from Armitage for the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered.

2. Urgent Case 73/02 filed by City Mix to stop Armitage's illegal actions of locking the City Mix's factory site, preventing City Mix's subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work.

On December 23, 2003 the court issued its judgment on this urgent case and confirmed the findings of a previously appointed expert that Armitage had in fact taken wrongful actions causing damages to City Mix. This claim is being used as evidence for the requests of compensation in the counter claim filed by City Mix in the action No. 422/02.

The Company's management feels the chances of City Mix recovering the compensation are good, however, it might be very difficult to give an estimation as to how much compensation may be awarded as this is at the discretion of the trial judge.

NOTE 12 --- OPERATING LEASE

The Company has entered into an annual renewable sub-lease agreement with the UAE national partner for sub-lease of land on which the plant is constructed as per the side agreement dated November 26, 2000. The sub-lease amount is $13,000 per year.

On July 13, 2004 the Company entered into an annual renewable lease for office space for an amount of approximately $10,500 that would be payable at the beginning of the tenancy period.

NOTE 13 --- RELATED PARTY TRANSACTIONS

As per the Share Transfer and Amendment to the Memorandum of Association of City Mix LLC dated January 5, 2005 the UAE national partner is entitled to distribution of profits and losses at 20% as this is a standard form used in memoranda of associations of limited liability companies in the UAE. However, this is overridden by the provisions of the Agreement with the national partner dated November 26, 2000, whereby it is provided that the national partner will share profits at a rate of 12% of annual profits of City Mix LLC after the setoff of accumulated losses and will not share in losses. This is common practice in the UAE and it is fully allowed and enforceable pursuant to Article 126 of the UAE Civil Transactions Law being Federal Law No.8 of 1985. The national partner is the 51% owner as required in the UAE of City Mix who has given, under this contract, power of attorney to the Company for 100% effective ownership and control per this contract. The national partner will not be liable for any liabilities of the Company. An annual fee of approximately $41,000 for services and annual rent of approximately $13,000 for the land leased.

The Company in year 2005, agreed to pay their UAE national partner in addition to the above annual service fee and lease rent a sum equivalent to 2% of their truck rental revenues effective from the date the truck rent commenced in September 2002 until to date. Accordingly, an amount of $17,329 was paid for the period prior to December 31, 2004 and another $7,536 was paid for a period from January 1 to September 30, 2005.

The Company's subsidiary has a management and a consulting agreement with one of its shareholders, RALLY Partners, USA. Management fees for the years ending December 31, 2004 and 2003 were $ 0 and $ 55,266, respectively, while it was $ 0 and $ 0 for the nine months ended September 30, 2005 and 2004 respectively. The Company has also paid consulting fees to YZ Business Consulting, a company owned by a shareholder for the years ended December 31, 2004 and 2003 were $49,500 and $4,860, respectively and $40,500 and $33,750 for the nine months period ended September 30, 2005 and September 30, 2004 respectively.

The Company also has license agreement with YZ Consultants (YZ). Mr. Zilman is the owner of YZ has patent applications pending for the technology for English as a second Language Educational Software (ESL). The license grants the Company an exclusive license to further develop and utilize the technology and market the product. When the product is commercially developed and there are sales the Company will pay royalties to YZ of 40% of sales. YZ will shall repay the Company initial operation costs, which include costs for legal protection, advertising and production. This one time costs shall not exceed $150,000. To date there have been no sales and accordingly no royalties have been paid nor have any costs been reimbursed. In addition, the Company has paid YZ consulting fees of $49,500 during 2004 and $40,500 for the nine months ended September 30, 2005.

During the nine months ended September 30, 2005, we issued our president, Andrei Petrov, 50,000 shares of common stock for compensation valued at $.25 a share or $12,500.

NOTE 14 --- CONCENTRATIONS OF RISK

The Company has uninsured cash deposits of $106,438 as of December 31, 2004 and $17,740 as at September 30, 2005. As noted in Footnote 11, the Company has a rental agreement with a single customer which concentrates risks associated with the contract to a single customer.

The Company is in the development stage whereby the Company needs capital to complete this stage and commence operation. There are no guarantees that the Company will be successful in raising debt or equity in the public or private market.

NOTE 15 --- INCOME TAXES

The Company is not subject to income taxes in the UAE. Accordingly, no provision for income taxes or tax benefits has been provided. In addition, the parents taxable losses in the United States are minimal. Also, No provision for the tax benefits for those losses has been provided.

NOTE 16 --- CONTINGENT LIABILITY

As of December 31, 2004 the company was contingently liable for post dated checks discounted with a bank for an amount of $74,640 and at June 30, 2005, $37,320. Normal trade terms in the UAE are 90 days. At time of billing we are paid with a check post dated 90 days forward. If we require cash for operations these post dated checks are discounted at the HSBC at an annual rate of 9% much like a factoring arrangement. We have accounted for the discounting of the post dated checks as a sale. Ownership of these checks has been surrendered to the bank. The bank credits our account at the maturity of the check, and accordingly this transaction meets the criteria of SFAS 140, paragraph 9 for sale.

Note 17 -- RESTATEMENT
----------------------

RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In early 2004, the company performed a review of its accounting policies and practices with respect to long term loans. As a result of this internal review, the company identified errors in accounting practices associated with accounting for long term loans and related interest, and the cost of vehicles and the related depreciation.

Long Term-Loan and Interest Cost
--------------------------------

When the Company purchased the assets of the ready mix cement plant, including 16 transit cement mixer trucks, it assumed a loan payable to Ramoil Engineering S.R.L (an Italian company) for the purchase of the trucks in the amount of $652,071. There are no loan covenants or collateral.

The loan is payable in installments of operating income once the plant is operational and has profits. Based on our projections repayments will not begin until the year 2007. This loan does not include a stated interest rate and accordingly interest has been imputed at 6% or $349,454 over the life of the loan. Therefore, the original loan after imputed interest was $302,617.

Accordingly,  imputed interest for the period earlier to year 2004 $79,430 (viz:
12/2000 - $18,158,  12/2001 - $19,246,  12/2002 - $20,401 and 12/2003 - $21,625)
was adjusted, which resulted increase in the loss from continuing operations and net loss for the respectives years as shown below.

Property, Plant and Equipment and Depreciation
----------------------------------------------

As per the above review, the previously stated long term-loan amount was reduced by the imputed interest of $349,454. The adjustments were made to correct the irregularilities by reducing cost of the assets (trucks) and outstanding loan amount. As a result, excess depreciation of $209,672 charged from inception to the year 2003 was rectified, which has decreased the loss from continuing operations and net loss for respective years as shown in detail below.

The cumulative impact of this restatement decreases the deficit accumulated during the development stage by $89,293. Following is the summary of the effects of the above changes on the company's consolidated balance sheet as of December 31, 2003, 2002 and 2001 as well as the company's consolidated statements of operations and changes in shareholders' equity for the years ended December 31, 2003, 2002, 2001 and the period from inception through December 31, 2003.

                                                    ----------------------------------      ----------------------------------------
                                                    Year ended or at December 31, 2003      Year ended or at December 31, 2002
                                                    ----------------------------------      ----------------------------------------
     All figures are expressed in U.S. Dollars


                                                     As         As         As Restated      As           As          As Restated
                                                    Previously Previously                   Previously   Previously
                                                    Reported   Reported                     Reported     Reported
                                                               (Re-grouped)                             (Re-grouped)

I.   Consolidated Statements of Operation


     Revenue, truck rentals                                     455,925      455,925                    103,524       103,524
                                                    ================================================================================

     Costs and general and administrative expenses
     Depreciation on vehicles and office equipment              174,819      122,401                    183,274       130,856
     Salary and benefits                                        115,039      115,039                    167,514       167,514
     Stock Base Compensation                                                   8,969
     Management fees                                             55,266       55,266                     29,142        29,142
     Sponsorship fees                                            54,422       54,422                     59,421        59,421
     Legal fees                                                   6,245        6,245                     32,827        32,827
     Consultancy fees                                             4,860        4,860
     Other expenses                                  293,347     65,048       65,048        412,676     115,708       115,708
                                                    -----------------------------------  -------------------------------------------
                                                     293,347    475,699      432,250        412,676     587,886       535,468
                                                    -----------------------------------  -------------------------------------------

     Operating Income (Loss)                        (293,347)   (19,774)      23,675       (412,676)   (484,362)     (431,944)

     Other income (expense)
     Truck rental income net of depreciation and
     other costs                                     273,573                                (93,741)
     Finance costs - interest                        (39,790)   (22,621)     (51,239)       (44,251)    (32,191)      (52,592)
                           - check discounting                  (17,169)     (10,176)                   (12,060)      (12,060)
     Gain on disposal of equipment                                                           22,055
     Other non-operating Income / (Expense)            8,561      8,561        8,561         64,216      64,216        64,216
                                                    -----------------------------------  ----------------------------------------  -
                                                     242,344    (31,229)     (52,854)       (51,721)     19,965          (436)
                                                    -----------------------------------  ----------------------------------------  -

     Net Loss                                        (51,003)   (51,003)     (29,179)      (464,397)   (464,397)     (432,380)

     Basic Net Loss Per Common Share                   (0.05)                  (0.00)         (1.00)                    (1.00)

     Weighted Average Common Shares Outstanding    1,132,000              42,600,000        462,353                   462,353




II.  Consolidated Statements of Changes in
     Shareholders' Equity

     Common Stock                                      4,260        4,260      4,260         11,000      11,000         3,363
     Additional Paid In Capital                    4,271,823    4,271,823  4,280,792      4,234,510   4,234,510     4,242,900
     Accumulated Deficit                          (1,278,912)  (1,278,912)(1,157,639)    (1,227,909) (1,227,909)   (1,128,460)
                                                    -----------------------------------  ----------------------------------------  -
                                                   2,997,171    2,997,171    3,127,413    3,017,601   3,017,601     3,117,803
                                                    -----------------------------------  ----------------------------------------  -

III. Consolidated Balance Sheet

     ASSETS

     Current Assets
     Cash                                            717,489      165,642      165,642      580,986     29,139        29,139
     Accounts receivables, trade                      37,320                                 74,612
     Deposits, advances and prepayments               18,229       18,229       18,229      343,072    343,072       343,072
                                                    -----------------------------------  ----------------------------------------  -
     Total Current Assets                            773,038      183,871      183,871      998,670    372,211       372,211
                                                    -----------------------------------  ----------------------------------------  -

     Vehicles and office equipment, net              607,684      607,684      467,901      782,359    782,359       590,159
     Construction in progress (plant and equipment)
     at cost                                       2,637,682    2,637,683    2,637,683    2,292,074  2,292,074     2,292,074
     Patent cost
     Deferred offering costs
     Receivable from bank                                         551,847      551,847                 551,847       551,847

                                                    -----------------------------------  ----------------------------------------  -
     Total Assets                                    4,018,404  3,981,085    3,841,302    4,073,103  3,998,491     3,806,291
                                                    ===================================  ========================================  =

     LIABILITIES AND STOCKHOLDERS' EQUITY

     Current Liabilities
     Accounts payable, trade                           652,645                              658,087
     Accruals and provisions                            80,605     81,179       81,179       19,644     25,660        24,907
     Bank borrowings                                   287,983                              377,771
     Bank loan payable, current portion                            81,744       81,744                 303,159       303,159
                                                    --------------------------------------  ----------------------------------------
     Total Current Liabilities                       1,021,233    162,923      162,923    1,055,502    328,819       328,066
                                                    --------------------------------------  ----------------------------------------

     Long term debt:
          Long term loan                                          652,072      382,047                 652,071       360,422
          Bank loan payable, less current portion                 168,919      168,919

     Equity

     Common stock - $.0001 par value;
        authorized 60,000,000 shares;
        issued and outstanding:42,600,000 and
        42,650,000                                       4,260      4,260        4,260       11,000      11,000        3,363
     Additional paid-in-capital                      4,271,823  4,271,823     4,280,792   4,234,510   4,234,510    4,242,900
     Deficit accumulated during development stage   (1,278,912)(1,278,912)   (1,157,639) (1,227,909) (1,227,909)  (1,128,460)

                                                    ------------------------------------------------  ------------------------------
     Total Equity                                    2,997,171  2,997,171     3,127,413   3,017,601      3,017,601 3,117,803
                                                    ------------------------------------------------  ------------------------------

                                                    ------------------------------------------------  ------------------------------
     Total Liabilities And Equity                    4,018,404  3,981,085     3,841,302   4,073,103      3,998,491 3,806,291
                                                    ================================================  ==============================

                                  (continued)


                                                    ------------------------------------- ---------------------
                                                       Year ended or at December 31, 2001      Year 2000
                                                    ------------------------------------- ----------------------

                                                     As         As          As Restated     As       As Restated
                                                    Previously Previously                Previously
                                                    Reported   Reported                   Reported
                                                               (Re-grouped)              (Re-grouped)

I.   Consolidated Statements of Operation

     Revenue, truck rentals
                                                    ===================================== ========================

     Costs and general and administrative expenses
     Depreciation on vehicles and office equipment                228,912      71,658                52,418
     Salary and benefits                                          196,886     196,886
     Stock Base Compensation
     Management fees                                               55,000      55,000
     Sponsorship fees                                              85,090      85,090
     Legal fees                                                    29,900      29,900
     Consultancy fees
     Other expenses                                               136,589     136,589
                                                    ------------------------------------- -------------------------
                                                                  732,377     575,123          0     52,418
                                                    ------------------------------------- -------------------------

     Operating Income (Loss)                                     (732,377)   (575,123)         0    (52,418)

     Other income (expense)
     Truck rental income net of depreciation and
     other costs
     Finance costs - interest                                     (34,255)    (53,501)              (18,157)
                           - check discounting
     Gain on disposal of equipment
     Other non-operating Income / (Expense)                         3,120       3,120
                                                    ------------------------------------- -------------------------
                                                                  (31,135)    (50,381)         0    (18,157)
                                                    ------------------------------------- -------------------------

     Net Loss                                                    (763,512)   (625,504)         0    (70,575)

     Basic Net Loss Per Common Share

     Weighted Average Common Shares Outstanding




II.  Consolidated Statements of Changes in
     Shareholders' Equity

     Common Stock                                       10,000     10,000       3,299
     Additional Paid In Capital                      2,355,639  2,355,639   2,362,340
     Accumulated Deficit                              (763,512)  (763,512)   (696,080)
                                                    -----------------------------------
                                                     1,602,127  1,602,127   1,669,559
                                                    -----------------------------------
III. Consolidated Balance Sheet

     ASSETS

     Current Assets
     Cash
     Accounts receivables, trade                       215,168    215,168     215,168
     Deposits, advances and prepayments
                                                       316,725    316,725     316,725
     Total Current Assets                            --------------------------------
                                                       531,893    531,893     531,893
                                                     --------------------------------
     Vehicles and office equipment, net
     Construction in progress (plant and equipment)    966,406    966,406     721,788
     at cost
     Patent cost                                     2,267,024  2,267,024   2,267,024
     Deferred offering costs
     Receivable from bank


     Total Assets                                    ---------------------------------
                                                     3,765,323  3,765,323   3,520,705
                                                     =================================
     LIABILITIES AND STOCKHOLDERS' EQUITY

     Current Liabilities
     Accounts payable, trade
     Accruals and provisions                           652,071
     Bank borrowings                                     8,729      8,729       8,729
     Bank loan payable, current portion              1,502,396  1,502,396   1,502,396

     Total Current Liabilities                      ----------------------------------
                                                     2,163,196  1,511,125   1,511,125
                                                    ----------------------------------
     Long term debt:
          Long term loan
          Bank loan payable, less current portion                 652,071     340,021

     Equity

     Common stock - $.0001 par value;
        authorized 60,000,000 shares;
        issued and outstanding:42,600,000 and
        42,650,000
     Additional paid-in-capital                         10,000     10,000       3,299
     Deficit accumulated during development stage    2,355,639  2,355,639   2,362,340
                                                      (763,512)  (763,512)   (696,080)

                                                    ----------------------------------
     Total Equity                                    1,602,127  1,602,127   1,669,559
     Total Current Liabilities                      ----------------------------------

     Total Current Liabilities                      ----------------------------------
     Total Liabilities And Equity                    3,765,323  3,765,323   3,520,705
                                                    ==================================

                                  (continued)

                                                         -------------------------------------------------
                                                           Period from Inception Through Dec. 31, 2003
                                                          ------------------------------------------------



                                                              As                  As           As Restated      Cummulative
                                                           Previously          Previously                        effect
                                                            Reported           Reported
                                                                              (Re-grouped)

I.   Consolidated Statements of Operation

     Revenue, truck rentals                                                        559,449         559,449                   0
                                                           =========================================================================

     Costs and general and administrative expenses
     Depreciation on vehicles and office equipment                                 587,005         377,333            (209,672)
     Salary and benefits                                                           479,439         479,439                   0
     Stock Base Compensation                                                                         8,969               8,969
     Management fees                                                               139,408         139,408                   0
     Sponsorship fees                                                              198,933         198,933                   0
     Legal fees                                                                     68,972          68,972                   0
     Consultancy fees                                                                4,860           4,860                   0
     Other expenses                                         1,195,345              317,345         317,345                   0
                                                           -------------------------------------------------------------------------
                                                            1,195,345            1,795,962       1,595,259            (200,703)
                                                           -------------------------------------------------------------------------

     Operating Income (Loss)                               (1,195,345)          (1,236,513)     (1,035,810)

     Other income (expense)
     Truck rental income net of depreciation and
     other costs                                              (63,223)                                                       0
     Finance costs - interest                                (118,296)             (89,067)       (175,489)            (86,422)
                           - check discounting                                     (29,229)        (22,236)              6,993
     Gain on disposal of equipment                             22,055                                                        0
     Other non-operating Income / (Expense)                    75,897               75,897          75,897                   0
                                                           -------------------------------------------------------------------------
                                                              (83,567)             (42,399)       (121,828)            (79,429)
                                                           -------------------------------------------------------------------------

     Net Loss                                              (1,278,912)          (1,278,912)     (1,157,638)            121,274

     Basic Net Loss Per Common Share

     Weighted Average Common Shares Outstanding




II.  Consolidated Statements of Changes in
     Shareholders' Equity

     Common Stock
     Additional Paid In Capital
     Accumulated Deficit



III. Consolidated Balance Sheet

     ASSETS

     Current Assets
     Cash
     Accounts receivables, trade
     Deposits, advances and prepayments

     Total Current Assets


     Vehicles and office equipment, net
     Construction in progress (plant and equipment at cost
     Patent cost
     Deferred offering costs
     Receivable from bank


     Total Assets


     LIABILITIES AND STOCKHOLDERS' EQUITY

     Current Liabilities
     Accounts payable, trade
     Accruals and provisions
     Bank borrowings
     Bank loan payable, current portion

     Total Current Liabilities


     Long term debt:
          Long term loan
          Bank loan payable, less current portion

     Equity

     Common stock - $.0001 par value;
        authorized 60,000,000 shares;
        issued and outstanding:42,600,000 and
        42,650,000
     Additional paid-in-capital
     Deficit accumulated during development stage


     Total Equity



     Total Liabilities And Equity

NOTE 18 - SUBSEQUENT EVENT

On September 15, 2005 the Company issued 15,000 shares of its common stock as compensation to Eduard Klebanov, Chairman of the Board of Directors. The stock was valued at fair value of $0.25 a share or $3,750.

                         ROYAL CAPITAL MANAGEMENT, INC.

                        16,000,000 Shares of Common Stock
            2,331,410 Selling Security Holder Shares of Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

The General Corporation Law of the State of New Jersey expressly authorizes a New Jersey corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Neither the articles of incorporation nor the Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy about indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions to eliminate, to the fullest extent permitted by New Jersey General Corporation Law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee                                 $        581
Legal fees and expenses (1)                          $     50,000
Accounting fees and expenses (1)                     $     25,000
Miscellaneous and Printing fees(1)                   $     26,919
     Total (1)                                       $    102,500

(1)  Estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On May 9, 2002, we issued 50,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $50.00. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 30,000 shares of our restricted common stock to Alla Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $30.00. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shor had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 10,000 shares of our restricted common stock to Boris Zavlin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zavlin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zavlin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Khrakovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khrakovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khrakovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 30,000 shares of our restricted common stock to Marina Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $30.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Terletsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 70,000 shares of our restricted common stock to Leonard Khodorovsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $70.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khodorovsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khodorovsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 2,429,000 shares of our restricted common stock to Yuli Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $2,429.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,493,790 shares of our restricted common stock to Yevsey Zilman in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001 per share or $1,493.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,400,000 shares of our restricted common stock to Olga Savanova in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $1,400.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Safanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Safanova had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 1,686,530 shares of our restricted common stock to Eugene Gurevich in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $1,686.53. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high 54 number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 609,270 shares of our restricted common stock to Vera Shatokhina in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001 per share or $609.27. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Shatokhina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Shatokhina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 220,000 shares of our restricted common stock toTeresa Bergstrom in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $220.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Bergstrom was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bergstrom had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 500,000 shares of our restricted common stock to Sonia Bromberg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $500.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Bromberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Bromberg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 20,000 shares of our restricted common stock to Nikita Sukhin in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sukhin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sukhin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 10,000 shares of our restricted common stock to Margarita Ginzburg in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001pershare or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ginzburg had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 20,000 shares of our restricted common stock to Anna Kanevsky in consideration for the license agreement entered into between us and YZ Business Consulting. The issuance was valued at $.001per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kanevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kanevsky had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 30,000 shares of our restricted common stock to Ashley Goodman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $30.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Goodman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Goodman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


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
On October 10, 2002, we issued 10,000 shares of our restricted common stock to Walter Eizenberg in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Eizenberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Eizenberg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Zhana Kvetnaya in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kvetnaya was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kvetnaya had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Galina Polina in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Polina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Polina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Araz Khachatrian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khachatrian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khachatrian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Mark Filstein in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Filstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Filstein had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.


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
On October 10, 2002, we issued 10,000 shares of our restricted common stock to Marina Ivanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ivanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ivanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Vadim Nebuchin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Nebuchin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Nebuchin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Ilya Bykov in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Bykov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Bykov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Tatiana Klatz in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Klatz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Klatz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Tigran Makarian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Makarian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Makarian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


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
On November 14, 2002, we issued 10,000 shares of our restricted common stock to Natalia Sarafanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Sarafanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sarafanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Dilbar Sultanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Sultanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sultanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Oksana Tkachenko in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Tkachenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Tkachenko had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Elena Marcucci in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Marcucci was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Marcucci had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.


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
On November 14, 2002, we issued 10,000 shares of our restricted common stock to Julie Litvinova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ltvinova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Litvinova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Ekaterina Gavin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Gavin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Gavin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Elena Smirnova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Smirnova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Smirnova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Larisa Garcia in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Garcia was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Garcia had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Lana Koifman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Koifmanwas a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Koifman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Victoria Reznik in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Reznik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Reznik had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Berci Cherpician in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Cherpician was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cherpician had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Yury Ribinovich in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ribinovich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ribinovich had the necessary investment intent asrequired by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Kupsis in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kupsis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kupsis had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Alexander Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Terletsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Igor Sluzhevsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sluzhevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sluzhevsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 100,000 shares of our restricted common stock to Mikhail Safanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $12,870. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Safanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Safanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section

4(2) of the Securities Act of 1933 for the above transaction. On December 17, 2003, we issued 20,000shares of our restricted common stock to Souren Sombatov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Sombatov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sombatov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 20,000 shares of our restricted common stock to Jacob Fortun in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Fortun was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fortun had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 30,000 shares of our restricted common stock to Tatyana Rusanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $3,861. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Rusanov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 150,000 shares of our restricted common stock to Eduard Klebanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $19,305. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 300,000 shares of our restricted common stock to
Y. Jacob Rusanov in consideration for services rendered to us assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $38,610. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Rusanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.


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
On December 17, 2003, we issued 20,000 shares of our restricted common stock to Boris Magidenko in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Magidenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Magidenko had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,278400 shares of our restricted common stock to Eugene Gurevich in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $550,630.Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 1,545,600 shares of our restricted common stock to Shatokhina Vera in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $198,919.Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Vera was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Vera had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,480,000 shares of our restricted common stock to Yevsey Zilman in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $576,576. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,524,800 shares of our restricted common stock to Yuli Ginzburg in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $582,342. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in
Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 5,040,000 shares of our restricted common stock to Vladimir Davidov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $648,648.Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Davidov


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
was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davidov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,531,200 shares of our restricted common stock to Anrew Kharlanov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $325,765.Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Karlanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Karlanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 6,400,000 shares of our restricted common stock to Alexander Shishkin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $823,680. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr. Shishkin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shishkin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.


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
On December 17, 2003, we issued 3,200,000 shares of our restricted common stock to Eugene Koupsin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $411,840.Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kuopsin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kuopsin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2004, we undertook a 1 for 10 forward stock split of our shares of common stock.

On March 11, 2005, we issued 50,000 shares of our restricted common stock to Andrei Petrov in consideration for his agreement to become our President and Principal Executive Officer. The issuance was valued at $.25 per share or $12,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Petrov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Petrov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 15, 2005, we issued 15,000 shares of our restricted common stock to Eduard Klebanov, our officer and director for services rendered to us in his capacity as an officer and director. The issuance was valued at $.25 per share or $3,750. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under
Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the in substantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section

4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT   DESCRIPTION

3.1  Articles of Incorporation of Royal Capital Management,  Inc. and Amendments
     (1)
3.2  By-Laws (1)
5.1  Opinion and Consent of Anslow & Jaclin, LLP
10.1 License Agreement dated July 26, 2002 between us and YZ Business Consulting
     (1)
10.2 Share Transfer and Memorandum of Association Agreement between City Mix Management Company and Dhafir S. Jaber Al Ahbabi and Mubarak S. Jaber Al Ahbabi (2)
10.3 Wizzard OEM Software Agreement (2)
10.4 Edward D. Pergament, Registered Patent Attorney Consent Letter (3)
10.5 First Gulf Bank Loan Documentation (2)
10.6 Lease Contract for Land Plot to Build a Factory (2)
10.7 Intentionally Omitted
10.8 Intentionally Omitted
10.9 Intentionally Omitted
10.10 Intentionally Omitted
10.11 Intentionally Omitted
10.12 Rental Agreement between RMC Super Mix and City Mix, LLC (2)
10.13 Assets Management Agreement between City Mix L.L.C. and Royal Capital Management, Inc. (2)
10.14 Share Transfer and Amendment of Articles of Association dated January 5, 2005 with Power of Attorney (3)
10.15 Andrei Kharlanov Employment Agreement (3)
10.16 First Gulf Bank Letter Extension (3)
10.17 Amended Rental Agreement dated June 26, 2005 between RMC Super Mix and City Mix, LLC (3) 10.18 Legal Opinion from Al Tamimi & Company regarding legal rights of ownership in the United Arab Emirates (3)
10.18 Letter of Al Tamimi and Company
10.20 Arabian Engineer Trading Est Consent Letter
10.21 Consultancy Agreement dated January 6, 2004 between us and YZ Business Consulting, Inc.
10.22 Amendment dated August 9, 2005 to License Agreement dated July 26, 2002 between us and YZ Business Consulting (see Exhibit 10.1)
10.23 Agreement with Mubarak Al Ahbabi regarding truck rental revenue
21.1 List of Subsidiaries (2)
23.1 Consent of Demetrius & Company, LLC, independent auditors
23.2 Consent of Gately & Associates, LLC, independent auditors
24.1 Power of Attorney (included on signature page of Registration Statement)

(1)  Filed  with   original  Form  SB-2  on  October  26,  2004  (SEC  File  No.
     333-119959).
(2) Filed with Amendment No. 1 to Form SB-2 on July 1, 2005 (SEC File No. 333-119959).
(3) Filed with Amendment No. 2 to Form SB-2 on October 28, 2005 (SEC File No. 333-119959).

ITEM 28. UNDERTAKINGS.

(A)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlboro, State of New Jersey, on the 13th day of February, 2006.

              ROYAL CAPITAL MANAGEMENT, INC.

              By:    /S/ YEVSEY D. ZILMAN
                     --------------------
                     YEVSEY D. ZILMAN
                     President, Principal Executive Officer and Deputy Chairman of the Board of Directors

                                POWER OF ATTORNEY

The undersigned directors and officers of Royal Capital Management, Inc. hereby constitute and appoint Yevsey D. Zilman, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                             DATE

/S/ YULI GINZBURG          Vice President, Director          February 13, 2006
-------------------
YULI GINZBURG

/S/ YEVSEY D. ZILMAN       President, Principal              February 13, 2006
----------------------     Executive Officer and
YEVSEY D. ZILMAN           Deputy Chairman of the
                           Board of Directors

/S/ EDUARD KLEBANOV        Vice President, Principal         February 13, 2006
--------------------       Accounting Officer,
EDUARD KLEBANOV            Principal Financial Officer
                           and Chairman of the Board of
                           Directors

/S/ LEONARD KHODOROVSKY    Director                          February 13, 2006
-----------------------
LEONARD KHODOROVSKY

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